TERM AND REVOLVING CREDIT FACILITIES AGREEMENT OF UP TO USD350 000 000
dated 28 July 2017
for
HARMONY GOLD MINING COMPANY LIMITED

arranged by

ABSA BANK LIMITED
(acting through its Corporate and Investment Banking division)

NEDBANK LIMITED
(acting through its Corporate and Investment Banking division)

with

NEDBANK LIMITED
(acting through its Corporate and Investment Banking division)
acting as Facility Agent

Execution
Norton Rose Fulbright South Africa Inc
Our ref: NED4501

Contents

1	Definitions and interpretation 1

2	The Facilities 29

3	Purpose 29

4	Conditions of Utilisation 30

5	Utilisation 31

6	Repayment 33

7	Prepayment and Cancellation 34

8	Interest 39

9	Interest Periods 40

10	Changes to the Calculation of Interest 40

11	Fees 41

12	Tax gross up and indemnities 43

13	Increased costs 46

14	Other indemnities 47

15	Mitigation by the Lenders 48

16	Costs and expenses 49

17	Guarantee and indemnity 50

18	Representations 53

19	Information undertakings 58

20	Financial Covenants 63

21	General undertakings 63

22	Events of Default 69

23	Changes to the Lenders 74

8998254_5	© Norton Rose Fulbright South Africa Inc

24	Changes to the Obligors 76

25	Role of the Facility Agent and the Coordinators 78

26	Conduct of business by the Finance Parties 83

27	Sharing among the Finance Parties 83

28	Payment mechanics 85

29	Set off 88

30	Notices 88

31	Calculations and certificates 93

32	Partial invalidity 93

33	Remedies and waivers 94

34	Amendments and waivers 94

35	Confidentiality 97

36	Confidentiality of Funding Rates and Reference Bank Quotations 99

37	Renunciation of benefits 100

38	Counterparts 101

39	Waiver of immunity 101

40	Sole agreement 101

41	No implied terms 101

42	Extensions and waivers 101

43	Independent advice 101

44	Governing law 102

45	Jurisdiction 102

46	Service of process 102

Schedule 1 - The Original Parties	103

8998254_5	© Norton Rose Fulbright South Africa Inc

Schedule 2 - Conditions Precedent	106

Schedule 3 – Form of Utilisation Request	113

Schedule 4 - Form of Transfer Certificate	114

Schedule 5 - Form of Accession Letter	116

Schedule 6 - Form of Resignation Letter	117

Schedule 7 - Form of Compliance Certificate	118

Schedule 8 : Part A - Existing Security	119

Schedule 8: Part B - Existing Security	120

Schedule 9 - Timetables	122

Schedule 10 - Disclosed Potential Environmental Claim	123

Schedule 11 - Disclosed Loans	124

Schedule 12 - Permitted Transferees	125

Schedule 13 - Companies to be Wound Up/Reorganised	129

Schedule 14 : Security Documents	130

8998254_5	© Norton Rose Fulbright South Africa Inc

This agreement is dated ______ July 2017 and made between

Parties
Harmony Gold Mining Company Limited (the Borrower);
The Subsidiaries of the Borrower listed in Part I of Schedule 1 as original guarantors (the Original Guarantors);
Absa Bank Limited (acting through its Corporate and Investment Banking division) and Nedbank Limited (acting through its Corporate and Investment Banking division) as coordinators (whether acting individually or together, the Coordinators);
The Financial Institutions listed in Part II of Schedule 1 as mandated lead arrangers and lenders (the Original Lenders);
The Financial Institutions listed in Part II of Schedule 1 as hedge providers (the Original Hedge Providers);
Nedbank Limited (acting through its Corporate and Investment Banking division) as security trustee (the Security Trustee); and
Nedbank Limited (acting through its Corporate and Investment Banking division) as agent of the other Finance Parties (the Facility Agent).

It is agreed

Section 1

Interpretation

1	Definitions and interpretation

1.1	Definitions
In this Agreement:

(1)	2002 ISDA Master Agreement means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

(2)	Acceptable Bank means:

(a)	any of the Lenders;

(b)
Bank of South Pacific Limited, Australia and New Zealand Banking Group Limited, Westpac Banking Corporation, Westpac Bank PNG Ltd, The Standard Bank of South Africa Limited, FirstRand Bank Limited, Deutsche Bank (Johannesburg Branch), Investec Bank Limited;

(c)
a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of bbb- or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or baa3 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(d)	any other bank or financial institution approved by the Facility Agent.

(3)	Accession Letter means a document substantially in the form set out in Schedule 5 (Form of Accession Letter).

(4)	Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 24 (Changes to the Obligors).

(5)	Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

(6)	Agreement means this term and revolving credit facilities agreement, including its Schedules.

(7)	Anti-Corruption Laws means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

(8)	Applicable Margin means:

(a)	in respect of Facility A, 3,15%; and

(b)	in respect of Facility B, 3,00%.

(9)
Auditors means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or any other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

(10)	AUSD means Australian Dollars, the lawful currency of Australia.

(11)	Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration.

(12)	Availability Period means:

(a)	in relation to Facility A, the period from and including Financial Close to and including the date which is the earlier of:

(i)	the date on which all of the Commitments are cancelled in terms of this Agreement; and

(ii)	one Month after Financial Close; and

(b)	in relation to Facility B, the period from and including Financial Close to and including the date which is the earlier of:

(i)	the date on which all of the Commitments are cancelled in terms of this Agreement; and

(ii)	one Month prior to the Final Repayment Date.

(13)	Available Commitment means, in relation to a Facility, a Lender's Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than, in relation to any proposed Utilisation under Facility B only, that Lender's participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

(14)	Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender's Available Commitment in respect of that Facility.

(15)
Basel II Accord means the International Convergence of Capital Measurement and Capital Standards, a Revised Framework published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement.

(16)
Basel II Approach means either the Standardised Approach or the relevant Internal Ratings Based Approach (each as defined in the Basel II Accord) adopted by that Finance Party (or any of its Affiliates) for the purposes of implementing or complying with the Basel II Accord.

(17)	Basel II Regulation means:

(a)	any applicable law implementing the Basel II Accord; or

(b)	any Basel II Approach;

(18)	Basel III means:

(a)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in Basel III: A global regulatory framework for more resilient banks and banking systems, Basel III: International framework for liquidity risk measurement, standards and monitoring and Guidance for national authorities operating the countercyclical capital buffer published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)
the rules for global systemically important banks contained in Global systemically important banks: assessment methodology and the additional loss absorbency requirement on Banking Supervision in December 2010, each as amended, supplemented or restated;

(c)	any Basel III Regulation; and

(d)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

(19)
Basel III Increased Cost means an Increased Cost which is attributable to the implementation or application of or compliance with or any change in (or in the interpretation, administration or application of or compliance with) Basel III (whether such implementation, application or compliance is by a government, regulator,

Finance Party or any of its Affiliates), including but not limited to the Capital Requirements Directive (CRD IV).

(20)	Basel III Regulation means any applicable law implementing Basel III save and to the extent that it re-enacts a Basel II Regulation.

(21)	Breakage Costs means the amount (if any) by which:

(a)
the interest excluding the Applicable Margin which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

(22)	Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg, London and New York;

(23)
Buy-In Option means the right of Papua New Guinea exercisable at any time prior to the commencement of mining to make a single purchase of up to a 30% equitable interest in any mineral discovery arising from any or all of Exploration Licences No EL 440 and EL 1105 and Exploration Licence Application ELA 1927 at a price pro-rata to the accumulated exploration expenditure thereon.

(24)
Cash means, at any time, cash denominated in ZAR, USD, PNGK or AUSD in hand or in a bank account and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable within 90 days after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)
there is no Security over that cash except for any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and

(d)	the cash is freely and (except as mentioned in clause 1.1(24)(a) above) immediately available to be applied in repayment or prepayment of the Facility.

(25)	Cash Equivalent Investments means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation, issued by an Acceptable Bank;

(b)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch

Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, (ii) which invest substantially all their assets in securities of the types described in clause 1.1(25)(a) above and (iii) can be turned into cash on not more than 90 days' notice; or

(c)	any other debt security or investment approved by the Majority Lenders, in each case, denominated in ZAR, USD, AUSD or PNGK and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security.

(26)	Code means the US Internal Revenue Code of 1986.

(27)	Commitment means, in relation to each Lender, its Facility A Commitment or Facility B Commitment, as the case may be.

(28)	Companies Act means the Companies Act, 2008.

(29)	Compliance Certificate means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

(30)
Confidential Information means all information relating to the Borrower, any Obligor, the Group, the Joint Ventures, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(c)	information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 35 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)
is known by that Finance Party before the date the information is disclosed to it in accordance with clauses 1.1(30)(a) or 1.1(30)(b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(d)	any Funding Rate or Reference Bank Quotation.

(31)	Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Facility Agent.

(32)	Control means:

(a)	in relation to a company the shares of which are not listed on a stock exchange where another company or legal entity or person (whether alone or pursuant to an agreement with others):

(i)	holds or controls more than 50% of the voting rights (taking into account when such voting rights can be exercised) in that company; or

(ii)	has the right to appoint or remove the majority of that company’s board of directors; or

(iii)	has the power to ensure the majority of that company’s board of directors will act in accordance with its wishes; or

(b)	in relation to a company the shares of which are listed on a stock exchange:

(i)
    the holding of shares or the aggregate of holdings of shares or other securities in a company entitling the holder thereof to exercise, or cause to be exercised 35% or more of the voting rights at shareholder meetings of the company irrespective of whether such holding or holdings confers de facto control, provided that should there be other shareholders holding more than 35%, 35% shall be read to refer to the largest percentage shareholding held at the time;

(ii)
    the holding or control by a shareholder or member alone or pursuant to an agreement with other shareholders or members of more than 35% of the voting rights in the company irrespective of whether such holding or holdings confers de facto control, provided that should there be other shareholders holding more than 35%, 35% shall be read to refer to the largest percentage shareholding held at the time;

provided that if the prescribed percentage of securities for the making of a mandatory offer under section 123 (Mandatory offers) of the Companies Act is changed to a threshold higher or lower than 35%, then the references above to 35% shall be to that higher or lower prescribed percentage.

(33)	Current Ratio means, as at any Ratio Test Date:

(a)	the Borrower’s total current assets;

(b)	divided by the Borrower’s total current liabilities,
as set out in the Borrower’s consolidated balance sheet as at that date.

(34)
Default means an Event of Default or any event or circumstance specified in clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

(35)	Defaulting Lender means any Lender:

(a)
which has failed to make its participation in a Loan available (or has notified the Facility Agent or the Borrower (which has notified the Facility Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with clause 5.4 (Lenders' participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	in respect of which an insolvency event as contemplated in clauses 22.6 and 22.7 has occurred and is continuing, unless, in the case of paragraphs 1.1(35)(a) above:

(i)	its failure to pay, is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event, and
payment is made within 10 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

(36)
Derivatives Transaction means a contract, agreement or transaction which is a rate swap, basis swap, forward rate transaction, bond option, interest rate option, cap, collar or floor, gold derivative, foreign exchange transaction or any other similar transaction and/or any combination of such transaction, in each case, whether on-exchange or otherwise, and which shall include the Gold Price Derivative Transactions concluded under the Hedging Documents.

(37)	Disruption Event means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

(38)
Distribution means any payment by way of interest, principal, dividend, fee, royalty or other distribution or payment by or on behalf of the Borrower to or for the account of any shareholder or member of the Borrower or any person that directly or indirectly controls or is controlled by any shareholder or member of the Borrower.

(39)	EBITDA means, in respect of any person, and any period, the consolidated operating profit before income tax for such period:

(a)	(to the extent not already excluded) before interest received or receivable and interest paid or payable;

(b)	(to the extent not already excluded) adjusted to exclude any gain or loss realised on the disposal of fixed assets (whether tangible or intangible);

(c)	(to the extent not already excluded) before deducting any extraordinary costs and before including extraordinary income, plus:

(d)	dividends received in cash from companies consolidated by the equity accounted method to the extent not already taken into account; and

(e)	depreciation and amortisation of any property plant and equipment and Intangible Assets.

(40)	Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

(41)	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

(42)	Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)
the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

(43)
Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

(44)	Event of Default means any event or circumstance specified as such in clause 22 (Events of Default).

(45)
Existing USD Facility Agreement means the agreement designated as the ‘Revolving Credit Facility Agreement of up to USD 250 000 000 dated 22 December 2014’ entered into and concluded by and among the Parties (but excluding the Hedge Providers, Caterpillar Financial Services Corporation and the Identified PNG Parties) on 22 December 2014, and to which the Identified PNG Parties and Caterpillar

Financial Services Corporation acceded as Additional Guarantors and Lender respectively on or about 5 May 2015 and as amended and restated on or about the 30 June 2016.

(46)
Existing USD Facility Outstandings means the aggregate of all advances or deemed advances together with all interest and charges due thereon in accordance with the terms of the Existing USD Facility Agreement, which at any time and from time to time have not been prepaid or repaid irrevocably, unconditionally and in full.

(47)
Exploration Portfolio Joint Venture means the joint venture constituted by the joint venture agreement between Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Morobe Exploration Limited, Newcrest PNG 3 Limited and Morobe Exploration Services Limited dated 22 May 2008.

(48)	Facility means Facility A or Facility B and Facilities means, both of them.

(49)	Facility A means the term loan facility made available under this Agreement as described in clause 2 (The Facilities).

(50)	Facility A Commitment means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading Facility A Commitment in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement;

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

(51)	Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

(52)	Facility B means the revolving credit facility made available under this Agreement as described in clause 2 (The Facilities).

(53)	Facility B Commitment means:

(a)
in relation to an Original Lender, the amount set opposite its name under the heading Facility B Commitment in Part II of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement;

(b)	in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement.

(54)	Facility B Loan means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

(55)	Facility Office means:

(a)	in respect of a Lender the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

(56)	FATCA means

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph 1.1(56)(a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph 1.1(56)(a) or 1.1(56)(b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

(57)	FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

(58)	FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

(59)
Fee Letters means the written fee letters entered into or to be entered into from time to time between the Borrower, the Original Lenders and/or the Facility Agent relating to the fees payable in respect of the Facility as contemplated in clause 11 (Fees) below, and Fee Letter means any one of them as the context requires.

(60)	Final Repayment Date means the date falling three years from Financial Close.

(61)	Finance Document means:

(a)	this Agreement;

(b)	the Flow of Funds Agreement;

(c)	each Security Document;

(d)	each Hedging Document (subject to the proviso set out below);

(e)	the Mandate Letter;

(f)	each Fee Letter;

(g)	any Accession Letter;

(h)	any Resignation Letter;

(i)	the documents listed in clauses 2.4 to 2.7 of Part I of Schedule 2; and

(j)	and any other agreement or document that may be designated as a Finance Document by written agreement between the Facility Agent and the Borrower; and

(k)	any amendment or restatement agreement to any Finance Document listed in clauses 1.1(61)(a) to 1.1(61)(i) above, and Finance Document means, as the context requires, any one of them; provided that where the term Finance Document is used in, and construed for the purposes of this Agreement or the Intercreditor Agreement, a Hedging Document shall be a Finance Document only for the purposes of:

(l)	the definition of Material Adverse Effect;

(m)	the definition of Secured Document;

(n)	the definition of Transaction Document;

(o)	clause 1.2 (Construction);

(p)	clause 14.2 (Other indemnities);

(q)	clause 16 (Costs and expenses);

(r)	clause 17 (Guarantee and Indemnity);

(s)	clause 18 (Representations);

(t)	clause 21.17 (Further assurance);

(u)	clause 22 (Events of Default) (other than clause 22.12 (Repudiation) and clause 22.17 (Acceleration)); and

(v)	clause 29 (Set off).

(62)
Finance Parties means the Facility Agent, the Coordinators, the Security Trustee, each Lender and, subject to the remainder of this clause, each Hedge Provider and Finance Party means each or any of them (as the context may require); provided that a Hedge Provider shall be a Finance Party only for the purposes of:

(a)	the Security Documents

(b)	the definition of Secured Parties;

(c)	paragraph 1.1(101)(c) of the definition for Material Adverse Effect;

(d)	clause 1.2 (Construction);

(e)	clause 14.2 (Other indemnities);

(f)	clause 16 (Costs and expenses);

(g)	clause 17 (Guarantee and Indemnity);

(h)	clause 18 (Representations);

(i)	clause 21.17 (Further assurance); and

(j)	clause 26 (Conduct of business by the Finance Parties).

(63)	Financial Close means the date on which the Facility Agent gives the notification under clause 4.1 (Conditions precedent to first Utilisation) of this Agreement.

(64)	Financial Indebtedness means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)
the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IFRS, be treated as balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP in force prior to 1 January 2019, have been treated as an operating lease);

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any Derivatives Transaction (and, when calculating the value of any derivative transaction, only the marked to market value or actual net amount payable thereunder shall be taken into account);

(h)	any amount raised by the issue of shares which are redeemable;

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses 1.1(64)(a) to 1.1(64)(i) above.

(65)	Financial Year means, at any time, the annual accounting period of the Group ending on 30 June in each calendar year.

(66)
Flow of Funds Agreement means the written flow of funds agreement entered into amongst the Original Lenders (as defined in the Existing USD Facility Agreement), the Finance Parties and the Borrower on or about the Signature Date.

(67)	Fundamental Control Event means any of the following:

(a)	any person or group of persons acting in concert gain(s) Control of the Borrower or the Borrower is no longer listed on the JSE Securities Exchange;

(b)	a change in Control of any of the Material Obligors where the purchase consideration is not in cash, without the prior written consent of the Lenders;

(c)	a change in ownership or interests in any of the Joint Ventures from such ownership or interests as constituted at the date of this Agreement, but shall exclude:

(i)
a change in ownership or interests which arises as a result of the relevant Obligor that holds such ownership or interests at the date of this Agreement subsequently transferring such ownership or interests to another Material Obligor (including to a person that becomes a Material Obligor in accordance with the provisions of this Agreement on or before the date of such transfer of ownership), to the extent it is permitted to do so; and

(ii)	a change in ownership or interests resulting from Papua New Guinea exercising its Buy-In Option.
For the purpose of this definition, a change of ownership or interests shall include any dilution in the interest of either of the joint venture parties to a Joint Venture as such interests are constituted at the date of this Agreement. For the purpose of clause 1.1(67)(a) above acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate Control of the Borrower.

(68)
Fundamental Disposal Event means a disposal (whether by way of sale, lease, license, transfer, loan or other disposal) of any Material Asset for a purchase consideration other than cash, without the prior written consent of the Lenders.

(69)	Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to clause 10.2(1)(b).

(70)
Gold Price Derivative Transaction(s) means any gold price derivative transaction(s) entered into between the Borrower and a Hedge Provider under a Hedging Document as permitted in terms of clause 21.16 (Gold Price Derivative Transactions) of this Agreement.

(71)
Governmental Authority means the government of any jurisdiction, or any political subdivision thereof, whether provincial, state or local, and any department, ministry, agency, instrumentality, authority, body, court, central bank or other entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(72)	Group means the Borrower, each Guarantor and each of their respective Subsidiaries for the time being. For the avoidance of uncertainty, Wafi-Golpu Services Limited is not a member of the Group.

(73)	Guarantor means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with clause 24 (Changes to the Obligors).

(74)
Hedge Provider means the Original Hedge Providers and/or each other Lender (or any Affiliate of any Lender) in each case which has entered into or will enter into a Gold Price Derivative Transaction with the Borrower in accordance with the Hedging Documents and which has acceded to this Agreement and the Intercreditor Agreement by delivering to the Facility Agent each duly completed and executed Hedge Provider Accession Undertaking, and Hedge Providers means all of them as the context requires.

(75)	Hedge Provider Accession Undertaking means a document substantially in the form set out in Schedule 2 (Form of Hedge Provider Accession Undertaking) of the Intercreditor Agreement.

(76)
Hedging Documents means any 2002 ISDA Master Agreement (including any amendment agreement, annexure, schedule or confirmation) evidencing or otherwise relating specifically to the Gold Price Derivative Transaction(s) concluded or to be concluded between the Borrower and the Hedge Providers from time to time, and Hedging Document means any one of them as the context requires.

(77)
Hidden Valley Joint Venture means the joint venture constituted by the joint venture agreement between Morobe Consolidated Goldfields Limited, Harmony PNG 20 Limited and Hidden Valley Services Limited dated 22 May 2008, as terminated on or about 30 June 2017.

(78)	Hidden Valley Mine means the gold and silver mining operations conducted on Mining Lease 151 at Hidden Valley, Lae Province, Papua New Guinea.

(79)	HMT means Her Majesty’s Treasury of the United Kingdom.

(80)	Holding Company means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

(81)	Identified PNG Parties means Morobe Consolidated Goldfields Limited, Wafi Mining Limited and Morobe Exploration Limited and Identified PNG Party means, as the context requires, any one of them.

(82)	IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

(83)	Impaired Facility Agent means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of "Defaulting Lender"; or

(d)	an insolvency event as contemplated in clauses 22.6 and 22.7 has occurred and is continuing with respect to the Facility Agent, unless, in the case of paragraph 1.1(83)(a)above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and
payment is made within 10 Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

(84)	Intangible Assets means intangible assets as per the financial statements delivered in terms of clause 19.1 (Financial statements).

(85)
Intellectual Property Rights means any patents, trademarks, service marks, designs, trading or business names, copyrights, design rights, moral rights, inventions, confidential information, know-how, domain names, topographical or similar rights, database or other intellectual property rights and interests and the benefit of all applications and rights to use (including by way of licence) such assets of each Obligor, in each case whether registered or unregistered.

(86)
Intercreditor Agreement means the written intercreditor agreement concluded on or about the Signature Date amongst the Secured Parties and relating to their relationship as creditors of the Borrower and the other Obligors.

(87)	Interest Cover Ratio means, in respect of any Ratio Test Period:

(a)	EBITDA;

(b)	divided by Total Interest.

(88)
Interest Period means, in relation to a Loan, each period determined in accordance with clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 8.3 (Default interest).

(89)
Interpolated Screen Rate means, in relation to LIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time on the Quotation Day for USD.

(90)	Joint Venture Agreements means the joint venture agreements constituting the Wafi-Golpu Joint Venture and the Exploration Portfolio Joint Venture.

(91)	Joint Ventures means the Exploration Portfolio Joint Venture and the Wafi-Golpu Joint Venture.

(92)	Legal Reservations means:

(a)	the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims based on prescription laws that apply in the jurisdiction of incorporation of a member of the Group;

(c)
any other matters which are set out as qualifications or reservations as to matters of law of general application in any of the legal opinions delivered pursuant to clause 4.1 (Conditions precedent to first Utilisation) or clause 24 (Changes to the Obligors).

(93)	Lender means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with clause 23 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

(94)	Leverage Ratio means, at any time, the ratio of Total Net Debt to EBITDA.

(95)	LIBOR means, in relation to any Loan:

(a)	the applicable Screen Rate;

(b)	(if no Screen Rate is available for the Interest Period of that Loan) the Interpolated Screen Rate for that Loan; or

(c)	if:

(i)	no Screen Rate is available for USD; or

(ii)	no Screen Rate is available for the Interest Period of that Loan and it is not possible to calculate an Interpolated Screen Rate for that Loan, the Reference Bank Rate,

(96)
as of, in the case of clauses 1.1(95)(a) and 1.1(95)(c) above, the Specified Time on the Quotation Day for USD and for a period equal in length to the Interest Period of that Loan and, if that rate is less than zero, LIBOR shall be deemed to be zero.

(97)	LMA means the Loan Market Association.

(98)	Loan means a Facility A Loan or a Facility B Loan.

(99)	Majority Lenders means:

(a)
if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate at least 66,67% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66,67% of the Total Commitments immediately prior to the reduction); or

(b)	at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate at least 66,67% of all the Loans then outstanding.

(100)
Mandate Letter means the mandate letter dated 26 April 2017 between the Coordinators and the Obligors relating to, amongst others, the appointment of the Coordinators as exclusive arrangers and bookrunners in respect of the Facilities under this Agreement.

(101)	Material Adverse Effect means a material adverse effect on:

(a)	the business, operations, property or condition (financial or otherwise) of the Borrower, any Guarantor and/or the Group taken as a whole;

(b)	the ability of any Obligor to perform any of its obligations under the Finance Documents; or

(c)	the validity or enforceability of any of the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

(102)	Material Assets means:

(a)
the mining operations comprising the following mine shafts namely Kusasalethu (DMR Ref no. GP30/5/1/2/07MR), Tshepong and Phakisa (DMR Ref no. FS30/5/1/2/2/84MR), Doornkop (DMR Ref no. GP30/5/1/2/2/09MR), Masimong (DMR Ref no. FS30/5/1/2/2/82MR), Target 1 (DMR Ref no. FS30/5/1/2/2/14MR), Bambanani (DMR Ref no. FS30/5/1/2/2/83MR) and Joel (DMR Ref no. FS30/5/1/2/2/13MR);

(b)
the interests of Wafi Mining Limited in the Wafi-Golpu Joint Venture, being its rights under the Wafi-Golpu Joint Venture Agreement, its participating interest therein and its right to take its share in production thereof; and

(c)	the interests of Morobe Consolidated Goldfields Limited in the Hidden Valley Mine.

(103)	Material Group Company means any member of the Group contributing not less than 5% of the Group’s consolidated EBITDA.

(104)	Material Obligors means each of the Obligors, other than Avgold Limited.

(105)	MINEFI means the French Ministry of Finance.

(106)
Mining Law means any applicable law or regulation which relates to the conduct of prospecting, exploration and mining operations, including (in respect of operations in South Africa) the Mineral and Petroleum Resources Development Act, 2002 and (in respect of operations in Papua New Guinea) the Mining Act 1992 (PNG).

(107)	Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)
if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.
The above rules will only apply to the last Month of any period.

(108)	Obligors means the Borrower and each Guarantor, and Obligor means each or any of them (as the context may require).

(109)	OFAC means the Office of Foreign Assets Control of the Department of Treasury of the United States of America.

(110)	Original Financial Statements means:

(a)	in relation to the Borrower, the audited consolidated financial statements of the Group for the financial year ended 30 June 2016;

(b)	in relation to Harmony Gold (PNG Services) Pty Ltd, Aurora Gold Ltd, Abelle Ltd, their audited financial statements for their financial years ended 30 June 2016; and

(c)
in relation to each Original Obligor other than the Borrower, Harmony Gold (PNG Services) Pty Ltd, Aurora Gold Ltd, Abelle Ltd and Aurora Gold (Wafi) (Pty) Ltd, its audited financial statements for its financial year ended 30 June 2016.

(111)	Original Obligor means the Borrower or an Original Guarantor.

(112)
Original ZAR Facility Agreement means the written ZAR1 300 000 000 revolving credit facility agreement entered into on or about 20 December 2013 between the Borrower, the Original Guarantors referred to therein and Nedbank (acting through its Nedbank Capital and Nedbank Corporate divisions).

(113)	Papua New Guinea means the Independent State of Papua New Guinea.

(114)	Party means a party to this Agreement.

(115)	Permitted Guarantees means:

(a)
any guarantees or indemnities given by the Borrower or any member of the Group on behalf of any member of the Group in the ordinary course of its operational business requirements in an aggregate amount not exceeding USD35 000 000 or its equivalent in any other currency or currencies;

(b)	any indemnity or guarantee granted in terms of the Finance Documents; and

(c)	any other guarantee or indemnity granted with the prior written approval of the Facility Agent.

(116)	Permitted Indebtedness means:

(a)
any Financial Indebtedness relating to compliance with environmental legislation in South Africa arising from rehabilitation operations in the form of environmental guarantees issued by Nedbank Limited in the aggregate amount of ZAR295 622 920 and similar guarantees in an aggregate amount not exceeding ZAR202 529 261;

(b)
any Financial Indebtedness relating to compliance with environmental and mining legislation in Papua New Guinea arising from rehabilitation operations in the form of environmental guarantees and financial security under such legislation;

(c)
any Financial Indebtedness not included in clauses 1.1(116)(a) and 1.1(116)(b), including that incurred pursuant to the Hedging Documents, that does not result in Total Net Debt exceeding ZAR2 000 000 000 plus the ZAR equivalent of the Facilities, converted at the then prevailing exchange rate into a ZAR amount;

(d)	any Financial Indebtedness of a member of the Group in respect of Permitted Loans; and

(e)	any other Financial Indebtedness incurred with the prior written approval of the Facility Agent,

which in either case is not otherwise prohibited or restricted in accordance with clause 21.11 (Financial Indebtedness).

(117)	Permitted Loans means:

(a)
loans made by the Borrower to any other member of the Group utilising the proceeds of any Utilisation under a Facility in order to fund a purpose referred to in clause 3 (Purpose) (Borrower On Loans) and including on-loans made by any other member of the Group to any other member of the Group directly or indirectly from the proceeds of Borrower On Loans in order to fund a purpose referred to in clause 3 (Purpose);

(b)
loans made by the Borrower to any other member of the Group utilising the proceeds of any utilisation under the ZAR Facility Agreement in order to fund a purpose referred to in the ZAR Facility Agreement (Borrower ZAR On Loans) and including on-loans made by any other member of the Group to any other member of the Group directly or indirectly from the proceeds of Borrower ZAR On Loans in order to fund a purpose referred to in the ZAR Facility Agreement;

(c)	trade credit granted in the ordinary course of an Obligor’s day-to-day business upon terms usual for such trade;

(d)	loans by an Obligor existing prior to the Signature Date and which have been (i) disclosed in Schedule 11 (Disclosed Loans) hereto, or (ii) in the Original Financial Statements;

(e)	loans by a member of the Group which is not an Obligor existing prior to the Signature Date and which have been disclosed in the Original Financial Statements;

(f)
loans granted by any member of the Group to any other member of the Group other than pursuant to 1.1(117)(a) or 1.1(117)(b) above or as disclosed in 1.1(117)(d) or 1.1(117)(e) above, which do not at any time (on a consolidated basis taking into account all such loans) exceed ZAR300 000 000 or its equivalent in any other currency or currencies per Financial Year;

(g)	loans made by one member of the Group to any other member of the Group for the purposes of enabling the Borrower or any other Obligor to meet its payment obligations under the Finance Documents;

(h)
a loan made by any member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group does not exceed ZAR40 000 000 or its equivalent in any other currency or currencies or to an employee or director of the Borrower in terms of an approved employee share option scheme provided that on establishment, such scheme does not involve a net outflow of cash from the Group;

(i)
loans made by the Borrower to any entity acquiring shares in a Group company (other than any Obligor) pursuant to a Black Economic Empowerment transaction in respect of that Group company, provided that the amount of such loans shall not exceed ZAR150 000 000 in aggregate; and

(j)	any other loans made with the prior written approval of the Facility Agent.

(118)	Permitted Security means:

(a)
Security created over any new asset, plant, machinery, equipment or property acquired and/or developed by any Obligor to secure Permitted Indebtedness incurred for the purpose of financing the acquisition of such new asset, plant, machinery, equipment or property or the development, as the case may be, but not for the replacement or refurbishment or maintenance of an existing asset, plant, machinery, equipment or property;

(b)	Security created over any asset or property of a member of the Group which is not an Obligor in order to secure Permitted Indebtedness;

(c)
Security created over any asset or property of an Obligor in order to secure Permitted Indebtedness for an aggregate amount (aggregated across all of the Obligors) not exceeding ZAR200 000 000 or its equivalent in any other currency or currencies;

(d)
Security created by operation of law, including without limitation any Environmental Law or Mining Law, and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(e)
any Security which is existing prior to the Signature Date and which has been disclosed (i) in Schedule 8: Part A (Existing Security) hereto, or (ii) in the Original Financial Statements and in all circumstances securing only indebtedness outstanding at the Signature Date if the principal amount or original facility thereby secured is not increased after the Signature Date;

(f)	any Security which is existing prior to the Signature Date and which has been disclosed in Schedule 8: Part B hereto;

(g)
any netting or set-off arrangement entered into by a member of the Group in the normal course of its banking arrangements for the purpose of netting debit and credit balances, and only such arrangements that are in existence at the Signature Date;

(h)	any Security entered into pursuant to any Finance Document as contemplated in the Finance Documents; and

(i)	any other Security created with the prior written approval of the Facility Agent.

(119)	Permitted Share Issue means an issue of ordinary shares by an Obligor to its Holding Company where the newly-issued shares also become subject to the Transaction Security on the same terms.

(120)	Permitted Transferee means any person referred to in Schedule 12 (Permitted Transferees), including any Affiliate of any such person.

(121)	PNGK means Papua New Guinea Kina, the lawful currency of Papua New Guinea.

(122)	PPSA means the Personal Property Securities Act 2009 (Cth).

(123)	PPSA PNG means the Personal Property Security Act, 2011 of Papua New Guinea.

(124)	PPSR means the register of personal property securities established under the PPSA.

(125)	PPSR PNG means the register of personal property securities established under the PPSA PNG.

(126)
Pre-Financial Close Material Adverse Change means a material adverse change prior to Financial Close, in the reasonable opinion of the Lenders (arrived at after consultation with the Borrower), in or on:

(a)	the debt, loan, financial and/or capital markets applicable to any Facility or in any markets relevant to the Borrower’s industry;

(b)	the South African or international monetary, financial, political or economic conditions;

(c)	the condition (financial or otherwise) of the business or operations or prospects of the Obligors taken as a whole;
which in the reasonable opinion of the Lenders:

(d)	has rendered, or will or is reasonably likely to render it unlawful for the Lenders (or any of them) to advance any portion of a Facility;

(e)
    has materially adversely affected, or will or is reasonably likely to materially adversely affect, the risk profile attributed by the Lenders (or any of them) to the Obligors taken as a whole or the Lenders’ (or any of them) ability to fund, or maintain its funding of, any portion of its participation in a Facility; and/or

(f)
    increases the cost to the Lenders (or any of them) of funding or maintaining its or their funding of any portion of its or their participation in a Facility, and the Borrower has elected not to bear such increased cost.

(127)
Quotation Day means, in relation to any period for which an interest rate is to be determined, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

(128)	Ratio Test Date means the last day of March, June, September and December.

(129)	Ratio Test Period means each period of 12 months ending on a Ratio Test Date.

(130)
Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in USD and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

(131)	Reference Bank Quotation means any quotation supplied to the Facility Agent by a Reference Bank.

(132)
Reference Banks means the principal London offices of up to three banks agreed between the Facility Agent and the Borrower from time to time, other than JPMorgan Chase Bank, N.A. London Branch and HSBC Bank plc.

(133)
Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

(134)	Relevant Interbank Market means in relation to USD, the London interbank market.

(135)
Repeating Representations means each of the representations set out in clause 18.1 (Status) to clause 18.6 (Validity and admissibility in evidence), other than 18.5 (Benefit), clause 18.10(1), clause 18.11(1), clause 18.11(2), clause 18.12 (Financial statements), clause 18.15 (Security Interest), clause 18.16 (Pari passu ranking), clause 18.21 (Authorised Signatures), clause 18.22 (No immunity) and clause 18.23 (Sanctions and anti-corruption); save that the references in clause 18.12 to Original Financial Statements shall, for the purposes of this Repeating Representation, be construed as references to the most recent audited consolidated financial statements of the Group delivered to the Facility Agent under clause 19.1 (Financial statements).

(136)	Representative means any representative, delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

(137)	Resignation Letter means a letter substantially in the form set out in Schedule 6 (Form of Resignation Letter).

(138)	Retiring Guarantor has the meaning given to it in clause 17.8 (Release of Guarantors' right of contribution).

(139)	Rollover Loan means one or more Facility B Loans:

(a)	made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Facility B Loan; and

(c)	made or to be made to the Borrower for the purpose of refinancing a maturing Facility B Loan.

(140)	Sanctioned Entity means:

(a)
any person, country or territory which is listed on a Sanctions List or is subject to Sanctions, including without limitation and as at the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria;

(b)	any person which is ordinarily resident in a country or territory which is listed on a Sanctions List or is subject to Sanctions;

(c)	any person listed on, or owned or controlled by a person listed on, or acting on behalf of a person listed on, any Sanctions List;

(d)
any person located in, incorporated under the laws of, or owned or (directly or indirectly) controlled by, or operating in or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide or territory-wide Sanctions; or

(e)
any person otherwise a target of Sanctions (being any person with whom a US person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities).

(141)
Sanctions means general trade, economic or financial sanctions, laws, regulations, trade embargoes or restrictive measures imposed, administered or enforced from time to time by any Sanctions Authority.

(142)	Sanctions Authority means each of:

(a)	the United Nations Security Council;

(b)	the European Union;

(c)	the Council of Europe (founded under the Treaty of London, 1946);

(d)	the government of the United States of America;

(e)	the government of the United Kingdom;

(f)	the government of the Republic of France;

(g)	the government of the Commonwealth of Australia,
and any of their Governmental Authorities, institutions or agencies, including, without limitation, OFAC, the US Department of Commerce, the US Department of State or the US Department of the Treasury, HMT and MINEFI.

(143)
Sanctions List means any of the lists maintained by any Sanctions Authority and any similar list maintained, or a public announcement of a Sanctions designation made, by any Sanctions Authority, in each case as amended, supplemented or substituted from time to time.

(144)
Screen Rate means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for USD for the relevant period displayed on page LIBOR01 or LIBOR02 (as the case may be) of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate), or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

(145)	Secured Document means the Finance Documents, the ZAR Facility Agreement and the other Finance Documents as defined in the ZAR Facility Agreement.

(146)	Secured Parties means the Secured Parties as defined in the Intercreditor Agreement.

(147)	Security means:

(a)
a mortgage, notarial bond, bond, cession in security, charge, security assignment, pledge, hypothec, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect; and

(b)	a security interest under the PPSA and/or the PPSA-PNG.

(148)	Security Document means:

(a)	in respect of the Original Obligors, the documents listed in clauses 2.4 to 3.6 of Part I of Schedule 2 (Conditions Precedent);

(b)	the documents listed in Schedule 14; and

(c)	any other security document that may at any other time be given as security for the liabilities pursuant to or in connection with any Secured Document.

(149)	Signature Date means the date of the signature of the Party last signing this Agreement in time.

(150)	Specified Time means a time determined in accordance with Schedule 9 (Timetables).

(151)
Subsidiary means a subsidiary as defined in the Companies Act and shall include any person who would, but for not being a company under the Companies Act, qualify as a subsidiary as defined in the Companies Act.

(152)	Tangible Net Worth means Total Equity less Intangible Assets.

(153)	Tangible Net Worth to Total Net Debt means, at any time, the ratio of Tangible Net Worth to Total Net Debt.

(154)
Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

(155)	Total Commitments means the aggregate of the Total Facility A Commitment and the Total Facility B Commitment.

(156)	Total Facility A Commitments means the aggregate of the Facility A Commitments, being USD175 000 000 at the Signature Date.

(157)	Total Facility B Commitments means the aggregate of the Facility B Commitments, being USD175 000 000 at the Signature Date.

(158)	Total Equity means the total aggregate issued share capital of the Borrower from time to time.

(159)
Total Interest means, in respect of any period, the aggregate accruing during such period (without duplication and whether or not paid or payable within such period) of, in respect of the Group on a consolidated basis (and whether or not the principal or capital obligation by reference to which any of the following are determined is an obligation of the Group):

(a)
    all interest, acceptance commission, guarantee fees and any other continuing, regular or periodic costs and expenses in the nature of interest (whether paid, payable or capitalised) incurred in effecting, servicing or maintaining Financial Indebtedness;

(b)
    amounts payable (as reduced by amounts receivable) in respect of any Derivatives Transaction which is an interest rate hedging arrangement entered into to hedge risks arising in the normal course of business;

(c)	the interest element of, and ancillary fees payable under, any finance leases.

(160)	Total Net Debt means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Financial Indebtedness but:

(a)	excluding any such obligations to any other member of the Group;

(b)
excluding any liability of any member of the Group relating to compliance with environmental legislation in South Africa arising from rehabilitation operations in the form of environmental guarantees issued by Nedbank Limited in the aggregate amount of ZAR295 622 920 and similar guarantees in an aggregate amount not exceeding ZAR202 529 261;

(c)
excluding any liability of any member of the Group relating to compliance with environmental and mining legislation in Papua New Guinea arising from rehabilitation operations in the form of environmental guarantees and financial security under such legislation;

(d)
excluding any liability of any member of the Group arising from performance guarantees given on behalf of any member of the Group in the ordinary course of its operational business requirements and which are valid for no longer than three years from date of issue of the relevant guarantee in an aggregate amount not exceeding USD25 000 000 or its equivalent in any other currency or currencies;

(e)	including, in the case of any lease or hire purchase contract, which would in accordance with IFRS, be treated as a finance or capital lease, their capitalised value;

(f)	deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time.

(161)	Transaction Security means the Security created or expressed to be created in favour of the Secured Parties pursuant to the Security Documents.

(162)	Transfer has the meaning given to it in clause 23.1 (Cessions and delegations by the Lenders).

(163)	Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

(164)	Transfer Date means, in relation to a Transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Facility Agent executes the Transfer Certificate.

(165)	Unpaid Sum means any sum due and payable but unpaid by an Obligor under the Finance Documents.

(166)	USD means United States Dollars, the lawful currency of the United States of America.

(167)	Utilisation means a utilisation of a Facility.

(168)	Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.

(169)	Utilisation Fee has the meaning given to it in clause 5.6.

(170)	Utilisation Request means a notice substantially in the form set out in Schedule 3 (Form of Utilisation Request).

(171)	VAT means value added tax as provided for in the Value Added Tax Act, 1991 and any other tax of a similar nature.

(172)	Wafi-Golpu Joint Venture means the joint venture constituted by the joint venture agreement between Wafi Mining Limited, Newcrest PNG 2 Limited and Wafi-Golpu Services Limited dated 22 May 2008.

(173)	ZAR means South African Rand, the lawful currency of South Africa.

(174)
ZAR Facility Agreement means the Original ZAR Facility Agreement as amended and restated on or about the Signature Date to be in the form of the written agreement entitled ‘Fourth amended and restated ZAR1 000 000 000 revolving credit facility agreement’ between the Borrower, Obligors and the ZAR Facility Finance Parties as amended from time to time.

(175)	ZAR Facility Finance Parties means the Finance Parties as defined in the ZAR Facility Agreement.

1.2	Construction

(1)	Unless a contrary indication appears, any reference in this Agreement to:

(a)
any Coordinator, the Facility Agent, any Finance Party, any Lender, any Secured Party, any Hedge Provider, any Obligor or any Party shall be construed so as to include its successors in title, permitted cessionaries and permitted transferees;

(b)	assets includes present and future properties, revenues and rights of every description;

(c)	authority includes any court or any governmental, intergovernmental or supranational body, agency, department or any regulatory, self-regulatory or other authority;

(d)
a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time;

(e)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(f)
a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(g)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law, being one with which the relevant person is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(i)	a provision of law is a reference to that provision as amended or re-enacted; and

(ii)	a time of day is a reference to Johannesburg time.

(h)	Section, Clause and Schedule headings are for ease of reference only.

(i)
Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(j)	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

(k)
If any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of the relevant Finance Document.

(l)	Unless inconsistent with the context, an expression in any Finance Document which denotes the singular includes the plural and vice versa.

(2)	The Schedules to any Finance Document form an integral part thereof.

(3)
The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of the Finance Documents.

(4)
The expiry or termination of any Finance Documents shall not affect such of the provisions of the Finance Documents as expressly provide that they will operate after any such expiry or termination or which of necessity must continue to have effect after such expiry or termination, notwithstanding that the clauses themselves do not expressly provide for this.

(5)
The Finance Documents shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators of the Parties as fully and effectually as if they had signed the Finance Documents in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted cessionaries, business rescue practitioners or liquidators, as the case may be.

(6)
The use of any expression in any Finance Document covering a process or proceeding available under South African law such as winding-up or business rescue (without limitation eiusdem generis) shall, if any of the Parties to the Finance Documents is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous process or proceedings under the law of such other jurisdiction.

(7)	Where figures are referred to in numerals and in words in any Finance Document, if there is any conflict between the two, the words shall prevail.

(8)
Unless a contrary indication appears, where any number of days is to be calculated from a particular day, such number shall be calculated as including that particular day and excluding the last day of such period.

1.3	Third party rights

(1)
Except as expressly provided for in this Agreement or in any other Finance Document, no provision of any Finance Document constitutes a stipulation for the benefit of any person who is not a party to that Finance Document.

(2)
Notwithstanding any term of any Finance Document, the consent of any person who is not a party to that Finance Document is not required to rescind or vary that Finance Document at any time except to the extent that the relevant variation or rescission (as the case may be) relates directly to the right conferred upon any applicable third party under a stipulation for the benefit of that party that has been accepted by that third party.

Section 2

2	The Facilities

2.1	The Facility
Subject to the terms of this Agreement, the Lenders make available to the Borrower

(1)	a USD committed term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(2)	a USD committed revolving credit facility in an aggregate amount equal to the Total Facility B Commitments.

2.2	Finance Parties' rights and obligations

(1)
The obligations of each Finance Party under the Finance Documents are separate and independent. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(2)
The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

(3)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

(4)	The Borrower is entitled to receive a copy of the signed Intercreditor Agreement; however neither the Borrower nor any other Obligor has any rights or obligations under the Intercreditor Agreement.

3	Purpose

3.1	Purpose
The Borrower shall apply all amounts borrowed by it under the Facilities towards:

(1)	the repayment in full of the Existing USD Facility Outstandings; and

(2)	the Group’s exploration activities, feasibility costs, capital costs, operational costs, other corporate expenses and other strategic objectives relating to the Group outside of South Africa.

3.2	Monitoring
No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Conditions precedent to First Utilisation
The Borrower may not deliver a first Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent and the other Finance Parties (or in relation to originals of required notices, share certificates and blank transfer forms contemplated by clause 2.4 of Part I of Schedule 2 (Conditions Precedent), the Facility Agent and the other Finance Parties is satisfied that these are being held on its behalf by its legal advisors). The Facility Agent (acting on behalf of the other Finance Parties) shall notify the Borrower and the Lenders promptly in writing that it so satisfied.

4.2	Conditions precedent to Utilisations generally
The Lenders will only be obliged to comply with clause 5.4 (Lenders' participation) if Financial Close has occurred no later than 40 days after the Signature Date (or within such further period as the Lenders may have agreed to in writing before the lapse of the period of 40 days after the Signature Date) and on the date of the Utilisation Request and on the date of the Utilisation Request and on the proposed Utilisation Date:

(1)
in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan;

(2)	the Repeating Representations to be made by each Obligor are true in all material respects;

(3)
in relation to the first Utilisation only, the representations referred to in clause 18.17 (No proceedings pending or threatened) are true in all material respects and for this purpose, the representations referred to in clause 18.17 (No proceedings pending or threatened) shall be deemed to be made by each Obligor by reference to the facts and circumstances existing on the first Utilisation Date.

SECTION 3
Utilisation

5	Utilisation

5.1	Delivery of a Utilisation Request
The Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request

(1)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the Facility to be utilised;

(b)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(c)	the currency and amount of the Utilisation comply with clause 5.3 (Currency and amount); and

(d)	the proposed Interest Period complies with clause 9 (Interest Periods).

(2)	Only one Loan may be requested in each Utilisation Request.

(3)	No more than one Utilisation Request may be submitted in any calendar month.

(4)
The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than five Loans would be outstanding at any point in time and to this effect, the Facility Agent will consolidate two or more outstanding Loans made to the Borrower maturing on the same date, such that the relevant Rollover Loan made to refinance such maturing Loans will be in respect of such outstanding Loans as consolidated into one Loan.

5.3	Currency and amount

(1)	The currency specified in a Utilisation Request must be USD.

(2)	The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of USD30 000 000 or, if less, the Available Facility.

5.4	Lenders' participation

(1)
If the conditions set out in this Agreement have been met, and subject to Clause 6.1 (Repayment of Facility B Loans) each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(2)	The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(3)	The Facility Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5	Cancellation of Commitment

(1)
If Financial Close has not occurred by the date which is 40 days after the Signature Date (or such later date as agreed to by the Lenders before the date which is 20 days after the Signature Date), the Commitments shall be immediately cancelled.

(2)	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

(3)	The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility B.

5.6	Utilisation Fee
Where the aggregate of the Facility B Loans is equal to an amount expressed as a percentage range (being a percentage of the Facility B Commitments) set out in the left column below, the Borrower shall pay a utilisation fee which shall be computed at a rate equal to the rate per annum set out opposite such percentage range in the right column below on the aggregate of the Facility B Loans (Utilisation Fee).

% of Facility B Commitments	Utilisation Fee
Less than or equal to 33.33%	0.10%
Greater than 33.33% but less than or equal to 66.67%	0.20%
Greater than 66.67%	0.30%

5.7
The Utilisation Fee shall be calculated on a day to day basis and shall be payable quarterly in arrears on the last day of each successive period of three Months, with the first such period commencing on Financial Close.

SECTION 4
Repayment, Prepayment and Cancellation

6	Repayment

6.1	Repayment of Facility A Loans

(1)	The Borrower shall repay the Facility A Loans made to it in full on the Final Repayment Date.

(2)	The Borrower may not re-borrow any part of Facility A which is repaid.

6.2	Repayment of Facility B Loans

(1)	Subject to the provisions of clause 6.2(2) (Rollover Loans) below, the Borrower shall repay each Facility B Loan on the last day of its Interest Period.

(2)	Rollover Loans

(a)	Without prejudice to the Borrower's obligation under clause 6.2(3) below, if one or more Facility B Loans are to be made available to the Borrower:

(A)	on the same day that a maturing Facility B Loan is due to be repaid by the Borrower; and

(B)	in whole or in part for the purpose of refinancing the maturing Facility B Loan, the aggregate amount of the new Facility B Loans shall be treated as if applied in or towards repayment of the maturing Facility B Loan and clause 6.2(2)(b) below shall apply.

(b)	Any Rollover Loans shall be utilised as follows:

(i)	if the amount of a maturing Facility B Loan exceeds the aggregate amount of the new Facility B Loans (Excess):

(A)	the Borrower will only be required to repay an amount in cash equal to the Excess (in repayment of the maturing Facility B Loan), and

(B)
the new Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of the Lender's participation (if any) in the maturing Facility B Loan and the Lender will not be required to make new Facility B Loans available in cash; and

(ii)	if the amount of the maturing Facility B Loan is equal to or less than the aggregate amount of the new Facility B Loans:

(A)	the Borrower will not be required to make any repayment in cash on account of the maturing Facility B Loan; and

(B)
the Lender will be required to make the new Facility B Loans available in cash only to the extent that the new Facility B Loans exceed the maturing Facility B Loan and the remainder of the new Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of the maturing Facility B Loan.

(3)	The Borrower shall repay all Loans outstanding under the Facilities (including accrued and unpaid interest thereon) in full by no later than the Final Repayment Date.

(4)	The Borrower may re-borrow any part of Facility B which is repaid.

7	Prepayment and Cancellation

7.1	Illegality
If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(1)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(2)	upon the Facility Agent notifying the Borrower, the Commitment of that Lender or its Affiliate will be immediately cancelled; and

(3)
the Borrower shall repay that Lender's or its Affiliate’s participation in the Loans on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the Lender or its Affiliate in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Fundamental Control Event or Fundamental Disposal Event

(1)	If any Fundamental Control Event or Fundamental Disposal Event occurs:

(a)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

(b)	a Lender shall not be obliged to fund a Utilisation; and

(c)
if the Majority Lenders so require, the Facility Agent shall, by notice to the Borrower, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable or due and payable on the date referred to in the notice.

(2)
Notwithstanding clause 7.2(1)(c), if a Fundamental Control Event described in clause 1.1(67)(a) occurs and if any Lender so requires, the Facility Agent shall, by notice to the Borrower, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable or due and payable on the date referred to in the notice.

7.3	Material Disposal Proceeds

(1)
The Borrower shall notify the Facility Agent of the receipt of any Material Disposal Proceeds promptly upon the relevant member of the Group becoming entitled to receive such Material Disposal Proceeds. If the Majority Lenders so require, the Facility Agent shall notify the Borrower that all or a specified amount of the Available Material Disposal Proceeds are required to be applied to repay the outstanding Loans and on receipt of such notice the Borrower shall, subject to clause 7.7(7) below, be obliged to repay the Loans (so they are reduced by the same proportions and rateably amongst the Lenders) in an amount equal to the Available Material Disposal Proceeds or the specified amount of the Available Material Disposal Proceeds, as applicable on the last day of the Interest Period of each such Loan, provided that if an Event of Default occurs prior to the last day of an Interest Period of a Loan, the amount of the relevant prepayment shall be immediately due and payable.

(2)	For purposes of this clause 7.3:

(a)
Available Material Disposal Proceeds means that portion of the Material Disposal Proceeds which are available to be applied under this Agreement which shall be determined as the aggregate of (x) the USD Facility Percentage of the Material Disposal Proceeds, and (y) any Material Disposal Proceeds which would otherwise have been available to be applied as a prepayment under the ZAR Facility Agreement but were not in fact so applied.

(b)
USD Facility Percentage means the ratio (expressed as a percentage) of (x) the aggregate Available Commitments and Loans to (y) the sum of the aggregate Available Commitments and Loans and the USD equivalent of the aggregate available commitments and loans under the ZAR Facility Agreement converted at prevailing exchange rates to the USD equivalent amount.

(c)
Disposal Proceeds means the cash consideration received by any member of the Group in respect of the Disposal of (x) a Material Asset or any portion or part of a Material Asset or (y) the shares in a company or interests in any other entity which owns the Material Asset (including any amount received in repayment of intercompany debt pursuant to the Disposal of a Material Asset and any amount received by any member of the Group pursuant to an exercise by Papua New Guinea of the Buy-In Option) or (z) all or any portion or part of the joint venture property of the Wafi-Golpu Joint Venture, at any time after the Signature Date but prior to the date of full and final repayment of the Loans, and after deducting:

(i)	any reasonable expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group; and

(ii)
    any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance).

(d)	Disposal means a sale, lease, license, transfer, loan or other disposal by a person (whether by a voluntary or involuntary single transaction or series of transactions).

(e)	Material Disposal Proceeds means that portion of Disposal Proceeds which when aggregated with any other Disposal Proceeds previously received by any member of the Group is in excess of ZAR1 000 000 000 or the equivalent thereof in any other currency or currencies, excluding any Disposal Proceeds received by any member of the Group pursuant to an exercise by Papua New Guinea of the Buy-In Option but only to the extent that such Disposal Proceeds are reinvested by the relevant member of the Group in the relevant operations relating to the Buy-In Option or in the business of another Obligor or otherwise retained by an Obligor and not used to make any Distribution.

7.4	Cancellation

(1)
The Borrower may, if it gives the Facility Agent not less than 90 days (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD30 000 000) of the Available Facility. Any cancellation under this clause 7.4 shall reduce the Commitments of the Lenders rateably.

7.5	Voluntary prepayment of Loans

(1)
The Borrower may, if it gives the Facility Agent not less than five Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of USD30 000 000).

(2)	Any prepayment under this clause 7.5 shall be applied rateably among the participations of all Lenders under that Facility.

(3)	The Borrower may only re-borrow any part of the Facility B which is prepaid under this clause 7.5.

7.6	Right of repayment and cancellation in relation to a single Lender

(1)	If:

(a)	any sum payable to any Lender by an Obligor is required to be increased under clause 12.2(3); or

(b)	any Lender claims indemnification from the Borrower under clause 12.3 (Tax indemnity) or clause 13.1 (Increased costs), the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(2)	On receipt of a notice of cancellation referred to in clause 7.6(1) above, the Commitment of that Lender shall immediately be reduced to zero.

(3)
On the last day of each Interest Period in relation to a Loan which ends after the Borrower has given notice of cancellation under clause 7.6(1) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in that Loan.

7.7	Restrictions and Early Settlement Fees

(1)	Any notice of cancellation or prepayment given by any Party under this clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(2)
Any prepayment of a Loan under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Breakage Costs payable under clause 10.4 (Breakage Costs) (if applicable) and save as otherwise provided for in clause 7.7(8) or elsewhere in this Agreement, without premium or penalty.

(3)	The Borrower may not re-borrow any part of Facility B which is prepaid (other than in accordance with clause 7.5 (Voluntary prepayment of Loans)).

(4)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(5)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(6)	If the Facility Agent receives a notice under this clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(7)
If all or part of a Loan is prepaid (other than in accordance with clause 7.5 (Voluntary prepayment of Loans)), an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this clause 7.7(7) shall reduce the Commitments of the Lenders rateably.

(8)
If all or part of a Loan is repaid or prepaid directly or indirectly by utilising Financial Indebtedness incurred by any member of the Group, (the Refinanced Loan Portion), the Borrower shall make payment of early settlement fees to the Facility Agent for the account of each Lender as follows:

(a)	2,50% of the Refinanced Loan Portion where the prepayment occurs at any time after Financial Close but prior to the first anniversary of Financial Close;

(b)	1,50% of the Refinanced Loan Portion where the prepayment occurs at any time on or after the first anniversary of Financial Close but prior to the second anniversary of Financial Close; and

(c)	0,50% of the Refinanced Loan Portion where the prepayment occurs at any time on or after the second anniversary of Financial Close but prior to the third anniversary of Financial Close, provided that if a Lender participates in the Financial Indebtedness incurred in relation to the Refinanced Loan Portion, the early settlement fee of that Lender will be calculated by applying the relevant percentage referred to above to the amount (if any) representing the difference between the participation of that Lender in the Loans being prepaid and the participation of that Lender in the Financial Indebtedness incurred to repay the Loans.

7.8	Right of cancellation in relation to a Defaulting Lender

(1)
If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent 5 Business Days' notice of cancellation of each Available Commitment of that Lender.

(2)	On the notice referred to in paragraph 7.8(1) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(3)	The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph 7.8(1) above, notify all the Lenders.

SECTION 5
COSTS OF UTILISATION

8	Interest

8.1	Calculation of interest
The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the:

(1)	Applicable Margin; and

(2)	LIBOR.

8.2	Payment of interest
The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period for that Loan.

8.3	Default interest

(1)
If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on that Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to clause 8.3(2) below, is 2% higher than the rate which would have been payable if that Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of that Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this clause 8.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(2)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2% higher than the rate which would have applied if that Unpaid Sum had not become due.

(3)
Default interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

(1)	The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

(2)	The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.

9	Interest Periods

9.1	Selection of Interest Periods

(1)	The Borrower shall select an Interest Period for a Loan in the Utilisation Request for that Loan.

(2)
Subject to this clause 9 (Interest Periods), the Borrower may select an Interest Period of three or six Months, as specified in the Utilisation Request (or such other period as may be agreed between the Borrower and the Lenders, provided that such other period shall not be longer than six Months).

(3)	An Interest Period for a Loan shall not extend beyond the Final Repayment Date.

(4)	The Interest Period for a Loan shall start on the Utilisation Date of that Loan.

(5)
Subject to this clause 9 (Interest Periods), the Borrower may select a different Interest Period for a Rollover Loan than the Interest Period of the Loan being refinanced by that Rollover Loan in the Utilisation Request delivered for that Rollover Loan.

(6)	If the Borrower fails to select an Interest Period for a Loan in the Utilisation Request for that Loan, the Interest Period for the applicable Loan shall be three Months.

9.2	Non-Business Days
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation of Loans
If two or more Interest Periods in respect of any Loans end on the same date, those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10	Changes to the Calculation of Interest

10.1	Absence of quotations
Subject to clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2	Market disruption

(1)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Applicable Margin; and

(b)
    the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(2)	In this Agreement, Market Disruption Event means:

(a)
at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for the relevant Interest Period; or

(b)
    before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35% of that Loan) that the cost to it or them of funding its or their participation in that Loan from whatever source it or they may reasonably select would be in excess of LIBOR.

10.3	Alternative basis of interest or funding

(1)
Without prejudice to the generality of clause 10.2(1) above, if a Market Disruption Event occurs and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(2)
Any alternative basis agreed pursuant to clause 10.3(1) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties for the relevant Interest Period and thereafter for so long as the Market Disruption Event continues to apply.

10.4	Breakage Costs

(1)
The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Breakage Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. No Breakage Cost shall be payable in relation to the prepayment of a Loan pursuant to the provisions of clause 7.1 (Illegality) or clause 7.6 (Right of repayment and cancellation in relation to a single Lender).

(2)
Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Breakage Costs for any Interest Period in which they accrue.

11	Fees

11.1	Commitment fee

(1)
The Borrower shall pay to the Facility Agent (for the account of each Lender) a fee computed at the rate of 40% of the Applicable Margin per annum on each Lender's Available Commitment for the Availability Period and which fee shall accrue on a daily basis.

(2)
The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective.

(3)	For the avoidance of doubt, no commitment fees will be payable if Financial Close does not occur.

11.2	Coordination fee

The Borrower shall pay to the Coordinators a coordination fee in the amount and at the times agreed in the Mandate Letter.

11.3	Agency fee
The Borrower shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

11.4	Participation fee
The Borrower shall pay to the Facility Agent (for the account of each Original Lender) a participation fee in the amount and at the times agreed in a Fee Letter.

SECTION 6
Additional payment obligations

12	Tax gross up and indemnities

12.1	Definitions

(1)	In this Agreement:

(a)
Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

(b)	Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

(c)	Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document other than a FATCA Deduction.

(d)	Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 12.2 (Tax gross-up) or a payment under clause 12.3 (Tax indemnity).

(2)	Unless a contrary indication appears, in this clause 12 a reference to determines or determined means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(1)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(2)
The Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

(3)
If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(4)
If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(5)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax indemnity

(1)
The Borrower shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(2)	Clause 12.3(1) above shall not apply:

(a)
    with respect to any Tax assessed on a Finance Party (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes or (B) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under clause 12.2 (Tax gross-up).

(3)
A Protected Party making, or intending to make a claim under clause 12.3(2)(a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Borrower.

(4)	A Protected Party shall, on receiving a payment from an Obligor under this clause 12.3, notify the Facility Agent.

12.4	Tax Credit
If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(1)	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(2)	that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

12.5	Stamp taxes
The Borrower shall (a) pay and, (b) within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6	Value added tax

(1)
All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to clause 12.6(2) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(2)
If VAT is or becomes chargeable on any supply made by any Finance Party (the Supplier) to any other Finance Party (the Recipient) under a Finance Document, and any Party other than the Recipient (the Subject Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(3)
Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12.7	FATCA Information

(1)	Subject to clause 12.7(3) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)
supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(c)
supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime.

(2)
If a Party confirms to another Party pursuant to clause 12.7(1) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(3)
clause 12.7(1) above shall not oblige any Finance Party to do anything, and clause 12.7(1)(c) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

(4)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clauses 12.7(1)(a)

(i) or 12.7(1)(a)(ii) above (including, for the avoidance of doubt, where clause 12.7(3) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.8	FATCA Deduction

(1)
Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(2)
Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower

13	Increased costs

13.1	Increased costs

(1)
Subject to clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party as a result of (i) the introduction of or any change in (or in the interpretation, administration or application by any authority or by financial institutions generally of) any law or regulation, after the Signature Date, (ii) the interpretation, administration or application by any authority or by financial institutions generally after the Signature Date of any law or regulation introduced prior to the Signature Date or (iii) compliance with any law or regulation made after the Signature Date, and shall include without any limitation, any Basel III Increased Cost (Change in Law).

(2)	In this Agreement Increased Costs means:

(a)
a reduction in the rate of return from a Facility or on a Finance Party's (or its Affiliate's) overall capital (including, without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

(3)	The terms law and regulation in this clause 13.1 shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

13.2	Increased cost claims

(1)
A Finance Party intending to make a claim pursuant to clause 13.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrower.

(2)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

(1)	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)
    compensated for by clause 12.3 (Tax indemnity) (or would have been compensated for under clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in clause 12.3(2) applied); or

(c)
    attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation or the failure by the relevant Finance Party to make any required filing with any regulatory authority.

(2)	In this clause 13.3, a reference to a Tax Deduction has the same meaning given to the term in clause 12.1 (Definitions).

14	Other indemnities

14.1	Currency indemnity
Without prejudice to clause 28.8 (Currency of account):

(1)
if any sum due from an Obligor under the Finance Documents (Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (First Currency) in which that Sum is payable into another currency (Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(2)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities
The Borrower shall (or shall, to the extent legally possible, procure that each Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(1)	the occurrence of any Event of Default;

(2)	any information produced or approved by the Borrower/any Obligor/any member of the Group being misleading and/or deceptive in any respect;

(3)
any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this Agreement except as may otherwise be ordered by a court of competent jurisdiction in circumstances where the relevant Finance Party was the plaintiff or applicant in such proceedings;

(4)
a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of clause 27 (Sharing among the Finance Parties);

(5)
funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(6)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3	Indemnity to the Facility Agent
The Borrower shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(1)	investigating or taking any other action in connection with any event which it reasonably believes is an Event of Default; or

(2)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

14.4	Default
At any time after the occurrence of a Default and for so long as it is continuing or where the Facility Agent reasonably believes there is a Default, upon the written request of the Facility Agent with reasonable prior notice, permit representatives of the Finance Parties during normal office hours, to visit and inspect any of the premises where its business is conducted, to have access to (and copies of) accounts and records and shall afford reasonable co-operation at all times to the Finance Parties and such representatives.

15	Mitigation by the Lenders

15.1	Mitigation

(1)
Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of clause 7.1

(Illegality), clause 12 (Tax gross up and indemnities) or clause 13 (Increased costs), including but not limited to transferring its rights and obligations to another Affiliate or Facility Office.

(2)	Clause 15.1(1) above does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

(1)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 15.1 (Mitigation).

(2)	A Finance Party is not obliged to take any steps under clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably):

(a)	any law or regulation would not allow or permit it; or

(b)	to do so might be prejudicial to it.

16	Costs and expenses

16.1	Transaction expenses
The Borrower shall promptly on demand pay the Facility Agent and the Coordinators the amount of all properly evidenced costs and expenses (including agreed or reasonable legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing and execution of:

(1)	this Agreement and any other documents referred to in this Agreement; and

(2)	any other Finance Documents executed after the Signature Date.

16.2	Amendment costs

(1)
If an Obligor requests an amendment, waiver or consent, the Borrower shall, within three Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in responding to, evaluating, negotiating or complying with that request or requirement.

(2)
If there is any change in law or any regulation which requires an amendment, waiver or consent under the Finance Documents, the Borrower shall, within three Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party in connection with evaluating, negotiating or complying with any such requirement.

16.3	Enforcement costs
The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgement) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7
Guarantee

17	Guarantee and indemnity

17.1	Guarantee and indemnity
Each Guarantor irrevocably and unconditionally jointly and severally:

(1)	guarantees to each Finance Party punctual performance by the Borrower of its payment obligations under the Finance Documents;

(2)
undertakes in favour of each Finance Party that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(3)
agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability that Finance Party incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrower under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement
If any payment by an Obligor or any discharge, release or arrangement given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced for any reason (including, without limitation, as a result of insolvency, business rescue proceedings, liquidation, winding-up or otherwise):

(1)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(2)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

17.4	Waiver of defences
The obligations of each Guarantor under this clause 17 will not be affected by an act, omission, matter or thing which, but for this clause 17, would reduce, release or prejudice any of its obligations under this clause 17 (without limitation and whether or not known to it or any Finance Party) including:

(1)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(2)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(3)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(4)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(5)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(6)	any unenforceability, illegality, invalidity suspension or cancellation of any obligation of any person under this Agreement or any other Finance Document or any other document or security;

(7)	any insolvency, liquidation, winding-up, business rescue or similar proceedings; or

(8)	this Agreement or any other Finance Document not being executed by or binding against any other Guarantor or any other party.

17.5	Immediate recourse
Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.6	Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(1)
refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(2)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this clause 17.

17.7	Deferral of Guarantors' rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this clause 17:

(1)	to be indemnified by an Obligor;

(2)	to claim any contribution from any other guarantor of or provider of security for any Obligor's obligations under the Finance Documents;

(3)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(4)
to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under clause 17.1 (Guarantee and indemnity);

(5)	to exercise any right of set-off against any Obligor; and/or

(6)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with clause 27 (Sharing among the Finance Parties).

17.8	Release of Guarantors' right of contribution
If any Guarantor (Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(1)
that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(2)
each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

17.9	Additional security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8
Representations, undertakings and Events of Default

18	Representations
Each Obligor makes the representations and warranties set out in this clause 18 to each Finance Party on the Signature Date in each case, unless otherwise indicated, in respect of itself.

18.1	Status

(1)	It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(2)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.2	Binding obligations
The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

18.3	Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security pursuant to the Security Documents to which it is a party do not and will not conflict with:

(1)	any law or regulation applicable to it;

(2)	its constitutional documents; or

(3)
any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets and where this applies to its Subsidiaries or its Subsidiaries’ assets only, in a manner which would have a Material Adverse Effect.

18.4	Power and authority
It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents, and no limits on its powers will be exceeded or breached as a result.

18.5	Benefit
The entry into the Finance Documents to which it is a party is for its commercial benefit.

18.6	Validity and admissibility in evidence
All Authorisations required:

(1)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;

(2)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation;

(3)	for it to carry on its business; and

(4)	for its Subsidiaries to carry on their respective businesses, but only to the extent such are material Authorisations, have been obtained or effected and are in full force and effect or will be obtained or effected prior to its entry into the relevant Finance Documents, save that in respect of clauses 18.6(3) and 18.6(4) above, only to the extent failure to obtain or effect those Authorisations would have a Material Adverse Effect.

18.7	Governing law and enforcement
Subject to the Legal Reservations:

(1)	the choice of South African law as the governing law of the Finance Documents expressed to be governed by South African law will be recognised and enforced in its jurisdiction of incorporation;

(2)	any judgment obtained in South Africa in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation;

(3)	the choice of Australian law as the governing law of the Finance Documents expressed to be governed by Australian law will be recognised and enforced in its jurisdiction of incorporation;

(4)	any judgment obtained in Australia in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation;

(5)
the choice of Papua New Guinea law as the governing law of the Finance Documents expressed to be governed by Papua New Guinea law will be recognised and enforced in its jurisdiction of incorporation; and

(6)	any judgment obtained in Papua New Guinea in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

18.8	Deduction of Tax
It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document to which it is a party.

18.9	No filing or stamp taxes
Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

18.10	No default

(1)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(2)	No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect.

18.11	No misleading information
Each Obligor makes the representations and warranties in this clause 18.11 so far as it is aware after making reasonable enquiries in respect of information provided by it.

(1)
All information supplied by the Borrower, any Obligor or any other member of the Group to the Facility Agent or any other Finance Party is true, complete and accurate in all material respects as at the date it was given and is not misleading in any respect.

(2)	It has not knowingly withheld information which, if disclosed, would reasonably be expected to materially and adversely affect the decisions of the Lenders to provide finance to the Borrower.

18.12	Financial statements

(1)	Its Original Financial Statements were prepared in accordance with IFRS consistently applied.

(2)	Its Original Financial Statements fairly represent its financial condition and operations (consolidated in the case of the Borrower) during the relevant Financial Year.

(3)
The most recent financial statements delivered pursuant to clause 19.1 (Financial statements) have been prepared in accordance with IFRS as applied to the Original Financial Statements and give a true and fair view of (if audited) or fairly present (if unaudited) the Group’s consolidated financial condition and each Obligor’s financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(4)	Since the date of the Original Financial Statements there has been no material adverse change in the business, assets or financial condition of the Group.

18.13	Insurance
It maintains insurances itself (or though Group insurances which it benefits from as co-insured) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business with reputable underwriters or insurance companies.

18.14	Assets and Intellectual Property Rights

(1)	It has good title to or valid leases or licenses over all of the assets necessary and material to carry on its business.

(2)
As far as it is aware, it will not nor will any of its Subsidiaries, in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which is likely to have a Material Adverse Effect.

18.15	Security Interest

(1)	Subject in each case to any registration specifically required by law, and subject to any Legal Reservations:

(a)	each Security Document to which it is a party validly creates the security interest which is expressed to be created by that Security Document; and

(b)	the Transaction Security created by each Security Document to which it is a party :

(A)
    ranks and will rank, in respect of all other security interests granted or to be granted by any Obligor in favour of any person other than the Finance Parties, in the order of priority it is expressed to rank in the relevant Security Document; and

(B)	is not subject to avoidance in the event of any winding-up, dissolution or administration involving any Obligor.

(2)	It is the sole, absolute, legal and, where applicable, beneficial owner of all assets made subject to the Transaction Security created by each Security Document to which it is a party.

18.16	Pari passu ranking
Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.17	No proceedings pending or threatened
Save to the extent disclosed in Schedule 10 (Disclosed Potential Environmental Claim), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

18.18	Insolvency and Financial Distress

(1)	No:

(a)	corporate action, legal proceeding or other procedure or step described in clause 22.7 (Insolvency and business rescue proceedings); or

(b)	creditors' process described in clause 22.8 (Creditor’s process), has been taken by it or in relation to it or to the best of its knowledge and belief (having made due and careful enquiry) by or in relation to any other member of the Group; and none of the circumstances described in clause 22.6 (Insolvency) applies to it or to the best of its knowledge and belief (having made due and careful enquiry) any other member of the Group.

(2)
Neither it nor any member of the Group is Financially Distressed (as defined in section 128 of the Companies Act), or, given similar meaning under any applicable company legislation and regulations in Australia or Papua New Guinea).

(3)	The representations and warranties set out in this clause 18.18 do not apply to the members of the Group listed in Schedule 13 (Companies to be wound up/reorganised).

18.19	No breach of laws

(1)
It has not (and to the best of its knowledge and belief (having made due and careful enquiry) none of its Subsidiaries has) breached any law or regulation which breach has or might reasonably be expected to have a Material Adverse Effect.

(2)
No labour disputes or industrial action are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or might reasonably be expected to have a Material Adverse Effect.

18.20	Environmental laws

(1)
Save to the extent disclosed in Schedule 10 (Disclosed Potential Environmental Claim), each member of the Group is in compliance with clause 21.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or might reasonably be expected to have a Material Adverse Effect.

(2)
Save to the extent disclosed in Schedule 10 (Disclosed Potential Environmental Claim), no Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or might reasonably be expected, if determined against that member of the Group, to have a Material Adverse Effect.

18.21	Authorised signatures
Any person specified as its authorised signatory under Schedule 2 (Conditions precedent) or clause 19.5(5) is authorised to sign Utilisation Requests (in relation to the Borrower only) and other notices on its behalf.

18.22	No immunity
In any proceedings taken in South Africa, Australia or Papua New Guinea or in any other jurisdiction, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in relation to this Agreement or any other Finance Document.

18.23	Sanctions and anti-corruption

(1)	Neither the Borrower, nor any other member of the Group:

(a)
is a Sanctioned Entity and nor, to the knowledge of the Borrower, any other member of the Group or any of their directors, officers or employees, is any agent of the Borrower or any other member of the Group that will act in any capacity in connection with or benefit from the credit facility established hereby, a Sanctioned Entity;

(b)
is using, nor will use the proceeds of any Facility for the purpose of financing or making funds available directly or indirectly to any Sanctioned Entity, to the extent such financing or provision of funds would currently be prohibited by Anti-Corruption Laws or applicable Sanctions or would otherwise cause any person to be in breach of Anti-Corruption Laws or Sanctions; or

(c)
    is contributing, nor will contribute or otherwise make available the proceeds of any Facility to any other person or entity for the purpose of financing the activities of any Sanctioned Entity, to the extent such contribution or provision of proceeds would currently be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions.

(2)	None of the Borrower, any member of the Group, any director or officer of the Borrower or any other member of the Group:

(a)
has been or is targeted under any Sanctions, or has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority; or

(b)	has violated or is violating any applicable Sanctions.

(3)
The Borrower has and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, its and its Subsidiaries respective employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Entity.

(4)	None of the Borrower, any member of the Group, any director or officer, or any employee, agent, or Affiliate, of the Borrower or any member of the Group:

(a)	is a person that is, or is owned or controlled by persons that are, the subject of any Sanctions; or

(b)	is located, organised or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

18.24	Repetition
The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(1)	Financial Close, the date of each Utilisation Request and the first day of each Interest Period; and

(2)	in the case of an Additional Guarantor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Guarantor.

19	Information undertakings
The undertakings in this clause 19 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1	Financial statements
The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(1)	as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year;

(2)
as soon as the same became available, but in any event within 150 days after the end of each of its Financial Years, the audited financial statements of each Obligor for that Financial Year, other than Aurora Gold (Wafi) Proprietary Limited;

(3)	as soon as the same become available, but in any event within 60 days after the end of each half of each of its Financial Years, its consolidated financial statements for that financial half year.

19.2	Compliance Certificate

(1)
The Borrower shall supply to the Facility Agent, with each set of financial statements delivered pursuant to clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

(2)	Each Compliance Certificate shall be signed by the chief financial officer or the financial director of the Borrower.

19.3	Requirements as to financial statements

(1)
Each set of financial statements delivered by the Borrower pursuant to clause 19.1 (Financial statements) shall be certified by a director of the relevant company as giving a true and fair view if audited, or fairly representing, if unaudited, its financial condition as at the date as at which those financial statements were drawn up.

(2)	The Borrower shall procure that each set of consolidated financial statements delivered pursuant to clause 19.1 (Financial statements) is prepared using IFRS.

(3)
The Borrower shall procure that each set of financial statements delivered pursuant to clause 19.1 (Financial statements) is prepared using IFRS (to the extent IFRS was applied), accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IFRS (to the extent IFRS was applied), the accounting practices or reference periods and its Auditors (or, if appropriate, the Auditors of the Obligor) deliver to the Facility Agent:

(a)
    a description of any change necessary for those financial statements to reflect the IFRS (to the extent IFRS was applied), accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

(b)
    sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

(4)
Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Financial year-end
The Borrower shall ensure that its Financial Year and the Financial Year of each other member of the Group does not change without the prior written consent of the Facility Agent.

19.5	Information: miscellaneous
The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(1)	all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(2)
promptly upon becoming aware of them, details and copies of any material and substantive changes (excluding for the avoidance of doubt, administrative or procedural changes) proposed to or made to its constitutional documents or the constitutional documents of it or any other Obligor, including the filing of any Memorandum of Incorporation under the Companies Act or under any applicable company legislation and regulations in Australia or Papua New Guinea;

(3)
as soon as reasonably practicable, but in any event within seven Business Days of becoming aware of them, the details of any litigation, arbitration, administrative proceedings, liquidation applications, winding up applications or business rescue applications which are current, threatened or pending against it or any other member of the Group, and which may, if adversely determined, have a Material Adverse Effect;

(4)
as soon as reasonably practicable, but in any event within seven Business Days of being requested by the Facility Agent, such further information regarding the financial condition, business and operations of it or any other member of the Group as any Finance Party (through the Facility Agent) may reasonably request in order to assess the Borrower’s or any other Obligor’s ability to perform its obligations under the Finance Documents;

(5)
as soon as reasonably practicable, but in any event within seven Business Days of it becoming aware of any transfer or issue or proposed transfer or issue of shares of any member of the Group or other corporate action or proposed corporate action that would constitute a Fundamental Control Event or Fundamental Disposal Event;

(6)
regular updates (at intervals of no less than six months or sooner as and when such information becomes available) on the progress of applications for all Environmental Permits and Authorisations required for its operations or proposed operations in Papua New Guinea;

(7)
promptly; notice of any suspension or cancellation of any Authorisation relating to its operations where given by the relevant Minister under the Mineral and Petroleum Resources Development Act, 2002 or other Mining Law (other than temporary stoppages under the Mine Health and Safety Act, 1996) or similar legislation in Papua New Guinea;

(8)
as soon as reasonably practicable, but in any event within seven Business Days of (but in any event prior to any notices being given by an authorised signatory) any change in authorised signatories of it or any other Obligor signed by a director or company secretary of it or such other Obligor (as the case may be) accompanied by specimen signatures of any new authorised signatories;

(9)
as soon as reasonably practicable, but in any event within seven Business Days of request by the Facility Agent such additional information or documentation as the Facility Agent may require in order to verify that any signatory referred to in clause 19.5(8) above has been duly authorised; and

(10)	as soon as reasonably practicable, but in any event within one Month after the end of each of its Financial Years, its annual business plan as approved by the board of directors of the Borrower.

19.6	Notification of Default

(1)
Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(2)
Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7	Use of websites

(1)
The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Facility Agent (Designated Website) if:

(a)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(b)	both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(c)	the information is in a format previously agreed between the Borrower and the Facility Agent.

(2)
If any Lender (Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(3)
The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(4)	The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(a)	the Designated Website cannot be accessed due to technical failure;

(b)	the password specifications for the Designated Website change;

(c)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(d)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(e)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(5)
If the Borrower notifies the Facility Agent under clause 19.7(4)(a) or clause 19.7(4)(e) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(6)
Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

19.8	Know your customer checks

(1)	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Signature Date;

(b)	any change in the status of an Obligor after the Signature Date; or

(c)	a proposed Transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such Transfer, obliges the Facility Agent or any Lender (or, in the case of this clause 19.8(1)(c), any prospective new Lender) to comply with know your customer or similar identification procedures (whether in terms of the Financial Intelligence Centre Act, 2001 or otherwise) in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (iii) above, on behalf of any prospective new Lender) in order for the Facility Agent, such Lender or, in the case of the event described in this clause 19.8(1)(c), any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(2)
Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(3)
The Borrower shall, by not less than ten Business Days' prior written notice to the Facility Agent in respect of any Subsidiary other than an Identified PNG Party, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries (including an Identified PNG Party) becomes an Additional Guarantor pursuant to clause 24 (Changes to the Obligors).

(4)
Following the giving of any notice pursuant to clause  19.8(3) above, if the accession of such Additional Guarantor (including, but not limited to, any Identified PNG Party) obliges the Facility Agent or any Lender to comply with know your customer or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Facility Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary (including, but not limited to, any Identified PNG Party) to this Agreement as an Additional Guarantor.

20	Financial Covenants

20.1	Financial Covenants
The Borrower shall ensure that:

(1)	the Interest Cover Ratio shall not be less than 5 times in respect of any Ratio Test Period;

(2)	at any time Tangible Net Worth to Total Net Debt shall not be less than 6 times; and

(3)	the Leverage Ratio shall be less than 2,5 times for any Ratio Test Date.

20.2	Financial testing
The financial covenants set out in clause 20.1 (Financial Covenants) shall be calculated in accordance with IFRS and tested by reference to each of the financial statements delivered pursuant to clause 19.1 (Financial statements) and/or such other information required in relation to certain of the components of the financial covenants where required and/or each Compliance Certificate delivered pursuant to clause 19.2 (Compliance Certificate).

21	General undertakings
The undertakings in this clause 21 remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Authorisations
Each Obligor shall (and the Borrower shall ensure that each other Obligor will) promptly:

(1)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(2)	supply certified copies to the Facility Agent on request of, any Authorisation required to enable it to conduct its business and to perform its obligations under the Finance Documents and to ensure (subject to the Legal Reservations to the extent they may make it impossible to do so) the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

21.2	Compliance with laws

(1)
Each Obligor shall (and the Borrower shall ensure that each other member of the Group will) comply in all respects with all laws to which it may be subject where failure to do so has or might reasonably be expected to have a Material Adverse Effect.

(2)
The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

21.3	Environmental compliance
Each Obligor shall (and the Borrower shall ensure that each other member of the Group will):

(1)	comply with all Environmental Law;

(2)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(3)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law, where failure to do so has or might reasonably be expected to have a Material Adverse Effect.

21.4	Environmental Claims
Each Obligor shall (through the Borrower), promptly upon becoming aware of the same, inform the Facility Agent in writing of:

(1)	any Environmental Claim against it or any other member of the Group which is current, pending or threatened; and

(2)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any other member of the Group.

21.5	Insurance
Each Obligor shall (and the Borrower shall ensure that each member of the Group shall) maintain insurances itself (or though Group insurances which it benefits from as co-insured) on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business with reputable underwriters or insurance companies.

21.6	Negative pledge

(1)	No Obligor shall (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets and/or shares.

(2)	No Obligor shall (and the Borrower shall ensure that no other member of the Group will):

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into or permit to subsist any title retention arrangement;

(d)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(e)	enter into or permit to subsist any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of securing the raising Financial Indebtedness or of securing the financing of the acquisition of an asset.

(3)	Clauses 21.6(1) and 21.6(2) above do not apply to any Permitted Security.

21.7	Disposals

(1)
No Obligor shall (and the Borrower shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(2)	Clause 21.7(1) above does not apply to any sale, lease, transfer or other disposal:

(a)	made in the ordinary course of business of the disposing entity;

(b)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose;

(c)
made between Material Obligors except to the extent it involves the transfer of any shares or other assets which form part of the Transaction Security without the prior written consent of the Facility Agent;

(d)	of Cash or Cash Equivalent Investments not prohibited by the Finance Documents;

(e)	of obsolete or redundant assets;

(f)	made pursuant to the Buy-In Option;

(g)	made pursuant to a Permitted Security;

(h)	of shares in any member of the Group listed in Schedule 13 (Companies to be wound up/reorganised) in order to bring about a solvent corporate restructure or winding up of that member of the Group;

(i)
    funded by way of a Permitted Loan as set out in clause 1.1(117)(i) or of any other assets (including any Material Assets) on arms length terms, for full market value and for cash consideration which is not deferred beyond a period of one year from the date of effective transfer or conditional and subject always to the Borrower's obligations under clause 7.3 (Material Disposal Proceeds); or

(j)	made with the prior written approval of the Facility Agent (acting on behalf of the Lenders).

21.8	Change of business
The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the Signature Date.

21.9	Loans or credit

(1)	Except as permitted under clause 21.9(2) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(2)	Clause 21.9(1) above does not apply to:

(a)	such arrangements existing as at the Signature Date and disclosed in the Original Financial Statements;

(b)	Permitted Loans;

(c)	any guarantee or indemnity given in respect of Permitted Indebtedness; or

(d)	Financial Indebtedness owed by one Obligor to another Obligor.

21.10	No Guarantees or indemnities

(1)
Except as permitted under clause 21.10(2) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(2)	Clause 21.10(1) above does not apply to a guarantee or indemnity:

(a)	falling within the definition of Financial Indebtedness and which constitutes Permitted Indebtedness; or

(b)	which constitutes a Permitted Guarantee.

21.11	Financial Indebtedness

(1)
Except as permitted under clause 21.11(3) below, no Obligor shall (and the Borrower shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(2)	None of Morobe Consolidated Goldfields Limited, Wafi Mining Limited or Morobe Exploration Limited shall incur or allow to remain outstanding any Financial Indebtedness other than:

(a)	in an aggregate amount at any time not exceeding USD30 000 000 or its equivalent in any other currency or currencies (when aggregated across all three abovementioned entities);

(b)
in respect of Permitted Loans where Morobe Consolidated Goldfields Limited, Wafi Mining Limited or Morobe Exploration Limited is the borrower and another member of the Group the lender and the ultimate source of such funds is not directly or indirectly derived from Financial Indebtedness incurred by a member of the Group towards a person other than the Lenders.

(3)	Clause 21.11(1) above does not apply to Financial Indebtedness which is Permitted Indebtedness.

21.12	Auditors
No Obligor shall (and the Borrower shall ensure that no other member of the Group will) change its auditor to a person other than PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte without the prior written consent of the Facility Agent.

21.13	Sanctions and anti-corruption

(1)
Each Obligor (and each Obligor shall ensure that each other member of the Group) shall not use (or otherwise make available) the proceeds of any Loan (i) for the purpose of financing directly or indirectly the activities of any Sanctioned Entity, to the extent such contribution or provision of proceeds would at that time be prohibited by Sanctions or would otherwise cause any person to be in breach of Sanctions or (ii) in furtherance of an offer, payment, promise to pay or authorisation of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws.

(2)
Each Obligor (and each Obligor will ensure that each other member of the Group) shall ensure that appropriate controls and safeguards are in place designed to prevent any proceeds of any Loan from being used contrary to clause 21.13(1) above.

21.14	Distributions
The Borrower shall not declare, make or pay any Distributions if:

(1)	the Tangible Net Worth to Total Net Debt is less than 8 times, or would, following such Distribution, be less than 8 times; or

(2)	an Event of Default is continuing at the time.

21.15	Acquisitions

(1)
No Obligor shall (and the Borrower shall ensure that no other member of the Group shall) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) in excess of:

(a)	in relation to South African acquisitions, ZAR400 000 000 (or its equivalent in any other currency) in aggregate prior to the Final Repayment Date; or

(b)	in relation to acquisitions anywhere outside of South Africa, USD80 000 000 (or its equivalent in any other currency) in aggregate prior to the Final Repayment Date.

(2)	Clause 21.15(1) above does not apply to:

(a)	an acquisition of securities or investments which are Cash Equivalent Investments;

(b)
an acquisition by a Material Obligor of an asset, business or undertaking from another Obligor other than shares or assets which form part of the Transaction Security without the prior written consent of the Facility Agent;

(c)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(d)	any acquisition financed by issuing shares of the Borrower as consideration for the purchase price of the acquired asset; and

(e)	an acquisition made with the prior written approval of the Facility Agent.

21.16	Gold Price Derivative Transactions
No Obligor shall (and the Borrower shall ensure than no other member of the Group shall) conclude any Gold Price Derivative Transactions without the prior written consent of the Facility Agent, other than Gold Price Derivative Transactions which are Permitted Indebtedness in terms of clause 1.1(116)(c) and provided that the Borrower shall only be entitled to enter into gold price derivative transactions for:

(1)	a maximum amount of up to the lower of:

(a)	30% of its total annual gold production as per its most recent Financial Year, per annum; and

(b)	2 500kg of gold per quarter;

(2)	a maximum period of 24 Months from the date of entering into each gold price derivative transaction; and

(3)	a minimum price of:

(a)	ZAR 550 000 per kilogram of gold for ZAR gold price derivative transactions; or

(b)	USD 1 200 per ounce of gold for USD gold price derivative transactions.

21.17	Further assurance

(1)
Each Obligor shall (and the Borrower shall procure that each member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Facility Agent may reasonably specify (and in such form as the Facility Agent may reasonably require in favour of the Finance Parties and/or the Secured Parties):

(a)	to provide more effective Security over any property and assets the subject of the Transaction Security as a result of any part of the PPSA-PNG coming into force of law;

(b)
to perfect the Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Finance Parties provided by or pursuant to the Finance Documents or by law;

(c)
to confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or

(d)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(2)
Each Obligor shall (and the Borrower shall procure that each member of the Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Finance Parties and/or the Secured Parties by or pursuant to the Finance Documents.

21.18	Share capital
No Obligor, other than the Borrower, shall:

(1)	issue any shares except pursuant to a Permitted Share Issue;

(2)	alter any rights attaching to its issued shares in existence at the Signature Date without the prior written consent of the Facility Agent;

(3)	take any action to convert its shares into uncertificated shares without the prior written consent of the Facility Agent;

(4)
repurchase, cancel, redeem, reduce or otherwise acquire any of its share capital or grant or acquire any option, warrant or other right over its share capital without the prior written consent of the Facility Agent;

(5)	permit any sale or other transfer of its shares (other than as permitted under this Agreement) without the prior written consent of the Facility Agent.

22	Events of Default
Each of the events or circumstances set out in clause 22 (other than clause 22.17 (Acceleration)) is an Event of Default.

22.1	Non-payment
An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(1)	its failure to pay is caused by:

(a)	administrative or technical error; or

(b)	a Disruption Event; and

(2)	payment is made within two Business Days of its due date.

22.2	Financial covenants
Any requirement of clause 20 (Financial Covenants) is not satisfied.

22.3	Other obligations

(1)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 22.1 (Non-payment) and clause 22.2 (Financial covenants)).

(2)
No Event of Default under clause 22.3(1) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the earlier of (A) the Facility Agent giving notice to the Borrower and (B) the board of directors of the Borrower becoming aware of the failure to comply.

22.4	Misrepresentation
Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

22.5	Cross default

(1)
Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period or in respect of Financial Indebtedness between members of the Group in respect of Permitted Loans within any relevant grace period agreed to by the relevant members of the Group.

(2)
Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable, or becomes capable of being declared due and payable, prior to its specified maturity as a result of an event of default (however described).

(3)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(4)
No Event of Default will occur under this clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 22.5(1) to 22.5(3) above is less than ZAR10 000 000 (or its equivalent in any other currency or currencies).

22.6	Insolvency

(1)
A member of the Group is or is deemed by any authority or legislation to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(2)
A member of the Group is or is deemed by any authority or legislation to be Financially Distressed (as defined in section 128 of the Companies Act, or, given similar meaning under any applicable company legislation and regulations in Australia or Papua New Guinea).

(3)	The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(4)	A moratorium is declared in respect of any indebtedness of any member of the Group.

22.7	Insolvency and business rescue proceedings

(1)
Other than in relation to the members of the Group listed in Schedule 13 (Companies to be wound up/reorganised) any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)
    the suspension of payments, a moratorium of any indebtedness, liquidation, winding-up, dissolution, administration, business rescue or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(b)	the deregistration of any member of the Group under the Corporations Act 2011 (Cth);

(c)	a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(d)
    the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager, business rescue practitioner or other similar officer in respect of any member of the Group or any of its assets; or

(e)	enforcement of any Security over any assets of any member of the Group, or any analogous procedure or step is taken in any jurisdiction, other than (in respect of any service of an application, or taking of any similar step for the liquidation, bankruptcy, business rescue, winding up, dissolution or administration of a member of the Group) where such action is dismissed, withdrawn or discharged within five Business Days of its presentation or commencement or such step being taken, as applicable or if the member of the Group demonstrates to the Facility Agent’s satisfaction within such five Business Day period that such action is frivolous or vexatious.

(2)
Other than in relation to the members of the Group listed in Schedule 13 (Companies to be wound up/reorganised) a meeting is proposed or convened by the directors of any member of the Group, a resolution is proposed or passed, application is made or an order is applied for or granted, to authorise the entry into or implementation of any business rescue proceedings (or any similar proceedings) in respect of any member of the Group or any analogous procedure or step is taken in any jurisdiction.

22.8	Creditors' process
Any expropriation, attachment, sequestration, implementation of any business rescue plan, distress or execution affects any asset or assets of a member of the Group having an aggregate value of ZAR10 000 000 (or its equivalent in any other currency or currencies) and is not discharged within ten Business Days other than if the member of the Group demonstrates to the Facility Agent’s satisfaction within such ten Business Day period that such action is frivolous or vexatious.

22.9	Unlawfulness
It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents to which it is a party other than any obligations which the Facility Agent considers to be not material or which it is satisfied is adequately provided for in any other Finance Document (including a Finance Document which is entered into in replacement of the document under which it was unlawful for such Obligor to perform its obligations) or unless the Obligor and the Facility Agent agree within a period of 30 days after the occurrence of such unlawfulness or such unlawfulness comes to the attention of the Facility Agent, whichever is the earlier, to the amendment or restructuring of such Finance Document in order to avoid such unlawfulness.

22.10	Cessation of business
Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business other than a suspension as a result of a strike or other industrial action provided that it does not continue for more than 90 days (or such longer period as the Facility Agent may agree) or pursuant to a stoppage required under the Mine Health and Safety Act, 1996 or similar legislation in Papua New Guinea which does not continue for more than 90 days, or if it does continue for more than 90 days, in respect of which adequate business interruption insurance is in place to cover such stoppage.

22.11	Audit qualification
The Auditors of the Group qualify the audited annual consolidated financial statements of the Borrower or any other Obligor.

22.12	Repudiation
An Obligor repudiates a Finance Document.

22.13	Governmental intervention
By or under the authority of any government:

(1)	the management of any Obligor is wholly or substantially replaced or the authority of any Obligor in the conduct of its business is wholly or substantially curtailed;

(2)	all or a majority of the issued shares of any Obligor, or the whole or any part of its revenues or assets is seized, nationalised, expropriated or compulsorily acquired; or

(3)
the management of any joint venture (including any Joint Venture) in respect of which an Obligor is a joint venture participant is wholly or substantially replaced or the authority of the joint venture participants in the conduct of the business of the joint venture (including any Joint Venture) is wholly or substantially curtailed.

22.14	Failure to maintain Authorisations
At any time any Authorisation, act, condition or thing required to be done, fulfilled or performed in order:

(1)
to enable any Obligor to lawfully conduct its business, or enter into, exercise its rights under and perform the obligations expressed to be assumed by it in any Finance Document to which it is a party;

(2)	to ensure that the obligations expressed to be assumed by any Obligor in any Finance Document to which it is a party are legal, valid and binding; or

(3)	to make any Finance Document to which any Obligor is a party admissible in evidence, is not done, fulfilled or performed or is suspended or cancelled, including in relation to a suspension or cancellation of any Authorisation pursuant to applicable Mining Law, but excluding any outstanding actions required to resume ordinary mining operations pursuant to a stoppage under the Mine Health and Safety Act, 1996 or similar legislation in Papua New Guinea or Australia which stoppage does not continue for more than 90 days, or if it does continue for more than 90 days adequate business interruption insurance is in place to cover such stoppage.

22.15	Material Adverse Effect
Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

22.16	Material litigation
Any litigation, arbitration, administrative proceedings or governmental or regulatory investigations or proceedings against any Material Group Company or its respective assets or revenues is commenced or threatened and is reasonably expected to be adversely determined, and if so determined, could reasonably be expected to have a Material Adverse Effect.

22.17	Acceleration
On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders or by such other category or threshold of Lenders or Lender as applicable under the Intercreditor Agreement in relation to any identified Events of Default, by notice to the Borrower:

(1)	cancel the Total Commitments whereupon they shall immediately be cancelled;

(2)
declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(3)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(4)	require the termination of any Gold Price Derivative Transaction(s) entered into under any Hedging Document.

SECTION 9
CHANGES TO PARTIES

23	Changes to the Lenders

23.1	Cessions and delegations by the Lenders
Subject to this clause 23, a Lender (Existing Lender) may cede and/or delegate (Transfer) any or all of its rights and/or obligations under this Agreement and/or under any other Finance Document to a Permitted Transferee or to any other bank or financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets. The Borrower and each other Obligor consents to any splitting of claims which may arise as a result of a Transfer permitted by this Agreement.

23.2	Conditions of Transfer

(1)
The consent of the Borrower is not required for a Transfer by an Existing Lender to any Permitted Transferee, or to any other prospective transferee whilst an Event of Default is continuing. The consent of the Borrower is required for a Transfer to any prospective transferee, other than a Permitted Transferee, whilst there is no Event of Default continuing.

(2)
Where the consent of the Borrower to a Transfer is required in terms of clause 23.2(1) above, that consent must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time.

(3)	A Transfer will only be effective if the procedure set out in clause 23.4 (Procedure for Transfer) is complied with.

(4)	If:

(a)	a Lender Transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)
    as a result of circumstances existing at the date the Transfer or change occurs, an Obligor would be obliged to make a payment to the new Lender or Lender acting through its new Facility Office under clause 12 (Tax gross up and indemnities) or clause 13 (Increased costs), then the new Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender or Lender acting through its new Facility Office would have been if the Transfer or change had not occurred.

(5)
Each new Lender, by executing the relevant Transfer Certificate confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the Transfer becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

23.3	Limitation of responsibility of Existing Lenders

(1)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a new Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of any Obligor;

(c)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(2)	Each new Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)
    has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(b)
    will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(3)	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-Transfer from a new Lender of any of the rights and obligations Transferred under this clause 23; or

(b)	support any losses directly or indirectly incurred by the new Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

23.4	Procedure for Transfer

(1)
Subject to the conditions set out in clause 23.2 (Conditions of Transfer) a Transfer is effected in accordance with clause 23.4(2) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the new Lender. The Facility Agent shall, subject to clause 23.4(2) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(2)
The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the new Lender once it is satisfied it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations that apply to it (if any) in relation to the transfer to such new Lender.

(3)	On the Transfer Date:

(a)
    the Transfer shall take effect under the Finance Documents so that the rights and/or obligations which are the subject of the Transfer shall be ceded and delegated by the Existing Lender to the new Lender (Transferred Rights and Obligations);

(b)	each of the Obligors shall perform their obligations and exercise their rights in relation to the Transferred Rights and Obligations in favour of or against the new Lender, as the case may be;

(c)
    the Facility Agent, the Coordinators, the new Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the new Lender been an Original Lender with the rights and/or obligations comprising the Transferred Rights and Obligations;

(d)	the Existing Lender shall be released from further obligations to each other Lender under the Finance Documents to the extent of the Transferred Rights and Obligations; and

(e)	the new Lender shall become a Party as a Lender.

23.5	Copy of Transfer Certificate to Borrower
The Facility Agent shall send to the Borrower a copy of each Transfer Certificate executed by it in accordance with clause 23.4(1) as soon as reasonably practicable after it has executed any such Transfer Certificate.

24	Changes to the Obligors

24.1	Cessions and delegations by Obligors
No Obligor may cede any of its rights or delegate any of its obligations under the Finance Documents.

24.2	Additional Guarantors

(1)
Subject to compliance with the provisions of clauses 19.8(3) (other than in respect of any Identified PNG Party) and 19.8(4) above, the Borrower may cause any of its Subsidiaries to become an Additional Guarantor and that Subsidiary shall become an Additional Guarantor if:

(a)	the Borrower delivers to the Facility Agent a duly completed and executed Accession Letter; and

(b)
in relation to the Identified PNG Parties, the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions precedent) in relation to each relevant Identified PNG Party that is to become an Additional Guarantor, each in form and substance satisfactory to the Facility Agent; or

(c)	in relation to each proposed Additional Guarantor (other than the Identified PNG Parties):

(i)
the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent; and

(ii)	notwithstanding the provisions of clauses 19.8(3) and 19.8(4) above, each Lender has consented to the accession of such Additional Guarantors.

(2)
The Facility Agent shall notify the Borrower and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II or Part III (as applicable) of Schedule 2 (Conditions precedent).

24.3	Repetition of representations
Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

24.4	Resignation of a Guarantor

(1)	The Borrower may request that a Guarantor ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(2)	The Facility Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if:

(a)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case);

(b)	all the Lenders have consented to the Borrower's request.

24.5	Release of Transaction Security
If an Obligor disposes of any asset (including shares in any other member of the Group) to any person that is not a member of the Group in circumstances where it is expressly entitled to do so in accordance with this Agreement and there is no Default continuing, the Facility Agent shall, on the request and at the cost of the Borrower simultaneously with completion of that disposal, execute any documents necessary to release that asset from the Transaction Security created in favour of the Secured Parties.

SECTION 10
THE FINANCE PARTIES

25	Role of the Facility Agent and the Coordinators

25.1	Appointment of the Facility Agent

(1)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(2)
Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Duties of the Facility Agent

(1)
Subject to clause 25.2(2) below, the Facility Agent shall forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party as soon as reasonably practicable after having received that original or copy document as the case may be.

(2)	Without prejudice to clause 23.5 (Copy of Transfer Certificate to Borrower), clause 25.2(1) above shall not apply to any Transfer Certificate.

(3)
Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(4)
If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(5)
If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Coordinators) under this Agreement it shall promptly notify the other Finance Parties.

(6)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

25.3	Role of the Coordinators
Except as specifically provided in the Finance Documents, the Coordinators have no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4	No fiduciary duties

(1)	Nothing in this Agreement constitutes any of the Facility Agent or the Coordinators as a trustee or fiduciary of any other person.

(2)	Neither the Facility Agent nor the Coordinators shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group

The Facility Agent and the Coordinators may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6	Rights and discretions of the Facility Agent

(1)	The Facility Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(2)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 22.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(c)	any notice or request made by the Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(3)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(4)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(5)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(6)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor either Coordinator is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7	Majority Lenders' instructions

(1)
Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(2)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(3)
The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(4)
In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(5)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

25.8	Responsibility for documentation
Neither the Facility Agent nor the Coordinators:

(1)
are responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, the Coordinators, an Obligor or any other person given in or in connection with any Finance Document;

(2)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(3)
is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	Exclusion of liability

(1)
Without limiting clause 25.9(2) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(2)
No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this clause as a stipulation for their benefit as contemplated by clause 1.3 (Third party rights).

(3)
The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(4)
Nothing in this Agreement shall oblige the Facility Agent or either Coordinator to carry out any know your customer or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Coordinators that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or either Coordinator.

25.10	Lenders' indemnity to the Facility Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).

25.11	Resignation of the Facility Agent

(1)	The Facility Agent may resign and appoint one of its Affiliates acting through an office in South Africa as successor by giving notice to the other Finance Parties and the Borrower.

(2)
Alternatively the Facility Agent may resign by giving 30 days' notice (or, at any time the Facility Agent is an Impaired Facility Agent, by giving any shorter notice determined by the Majority Lenders) to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

(3)
If the Majority Lenders have not appointed a successor Facility Agent in accordance with clause 25.11(2) above within 30 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent (acting through an office in South Africa).

(4)
The retiring Facility Agent or Impaired Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(5)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

(6)
Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 25. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(7)
After consultation with the Borrower, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with clause 25.11(2) above. In this event, the Facility Agent shall resign in accordance with clause 25.11(2) above.

25.12	Confidentiality

(1)
In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(2)
If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

25.13	Relationship with the Lenders

(1)
The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(2)
Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under clause 30.2(6)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of clause 30.2 (Addresses) and clause 30.6(1)(a) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.14	Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Coordinators that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(1)	the financial condition, status and nature of each member of the Group;

(2)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(3)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(4)
the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.15	Facility Agent's management time
Any amount payable to the Facility Agent under clause 14.3 (Indemnity to the Facility Agent), clause 16 (Costs and expenses) and clause 25.10 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under clause 11 (Fees).

25.16	Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26	Conduct of business by the Finance Parties
No provision of this Agreement will:

(1)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(2)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(3)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27	Sharing among the Finance Parties

27.1	Payments to Finance Parties
If a Finance Party (Recovering Finance Party) receives or recovers any amount from an Obligor other than in accordance with clause 28 (Payment mechanics) (Recovered Amount) and applies that amount to a payment due under the Finance Documents then:

(1)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

(2)
the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(3)
the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 28.5 (Partial payments).

27.2	Redistribution of payments
The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (Sharing Finance Parties) in accordance with clause 28.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

27.3	Recovering Finance Party's rights

On a distribution by the Facility Agent under clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

27.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(1)
each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (Redistributed Amount); and

(2)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

27.5	Exceptions

(1)
This clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor.

(2)
A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11
Administration

28	Payment mechanics

28.1	Payments to the Facility Agent

(1)
On each date on which an Obligor or a Lender is required to make a payment under a Finance Document (other than under any Hedging Document except as expressly provided for in this Agreement where a payment is required to be made to the Facility Agent under a Hedging Document), that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) in USD for value by no later than 12h00 (Johannesburg time) on the due date and in such funds specified by the Facility Agent by way of a funds flow schedule or otherwise.

(2)	Payment shall be made to such account in South Africa with such bank as the Facility Agent specifies.

28.2	Distributions by the Facility Agent
Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to clause 28.3 (Distributions to an Obligor) and clause 28.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank in South Africa in writing.

28.3	Distributions to an Obligor
The Facility Agent may (with the consent of the Obligor or in accordance with clause 29 (Set off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback

(1)
Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(2)
If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

28.5	Partial payments

(1)
If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(2)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in clauses 28.5(1)(c) to 28.5(1)(d) above.

(3)	Clauses 28.5(1)(a) and 28.5(1)(b) above will override any appropriation made by an Obligor.

28.6	No set-off by Obligors
All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.7	Business Days

(1)
Any payment which is due to be made in terms of any Finance Document on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(2)
In the event that the day for performance of any obligation (other than a payment obligation) to be performed in terms of any Finance Document should fall on a day which is not a Business Day, the relevant day for performance shall be the succeeding Business Day.

(3)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.8	Currency of account

(1)	Subject to clauses 28.7(2) and 28.7(3) below, USD is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(2)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(3)	Any amount expressed to be payable in a currency other than USD shall be paid in that other currency.

28.9	Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(1)	the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of a Facility as the Facility Agent may deem necessary in the circumstances;

(2)
the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in clause 28.9(1) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(3)
the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in clause 28.9(1) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(4)
any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of clause 34 (Amendments and waivers);

(5)
the Facility Agent shall not be liable for any damages, costs or losses whatsoever arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 28.9; and

(6)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to clause 28.9(4) above.

28.10	Impaired Facility Agent

(1)
If, at any time, the Facility Agent becomes an Impaired Facility Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with clause 28.1 (Payments to the Facility Agent) may instead either:

(a)	pay that amount direct to the required recipient(s); or

(b)
if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph 1.1(2)(a) and in relation to which no insolvency event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).

(2)	In each of clauses 28.10(1)(a) and 28.10(1)(b) such payments must be made on the due date for payment under the Finance Documents.

(3)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(4)
A Party which has made a payment in accordance with this clause 28.10 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(5)
Promptly upon the appointment of a successor Agent in accordance with clause 25.11 (Resignation of the Facility Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph 28.10(6) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with clause 28.2 (Distributions by the Facility Agent).

(6)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(a)	that it has not given an instruction pursuant to paragraph 28.10(5) above; and

(b)	that it has been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

29	Set off
A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30	Notices

30.1	Communications in writing
Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(1)	in the case of the Borrower and each Original Guarantor incorporated as a company in South Africa:

Physical address:	Block 27

Randfontein Office Park

Cnr Main Reef Road and Ward Avenue

Randfontein

Fax number:	011 684 0188

Marked for the attention of:	The Company Secretary

(2)	in the case of Abelle Limited, Aurora Gold Limited, Aurora Gold (Wafi) Proprietary Limited and Harmony Gold (PNG Services) Proprietary Limited:

Physical address:	Level 2

189 Coronation Drive

Milton

Queensland 4064

Australia

Fax number:	+ 61 (07) 3320 3740

Marked for the attention of:	Chief Financial Officer

Aubrey Testa

(aubrey.testa@harmonyseasia.com)

(3)	in the case of Morobe Consolidated Goldfields Limited, Wafi Mining Limited and Morobe Exploration Limited:

Physical address:	c/o Ashurst PNG, Level 4. Mogoru Motu Building, Champion Parade, PORT MORESBY, PAPUA NEW GUINEA

Fax number:	+675 309 2099

Marked for the attention of:	Ian Shepherd

(4)	in the case of Absa Bank Limited (acting through its Corporate and Investment Banking division) in its capacity as Original Lender and a Coordinator:

Physical address:	15 Alice Lane

Sandown

2196

Fax number:	+27 (0)11 895 7847 Attention: Transaction Administration (IMPEX)

Email:	cibafricapmclient@barclayscapital.com

Marked for the attention of:	Transaction Managers

(5)	in the case of Nedbank Limited (acting through its Corporate and Investment Banking division) in its capacity as Original Lender, the Facility Agent and Coordinator:

Physical address:	Nedbank Limited

Block F, 3rd Floor

135 Rivonia Road

Sandown

2196

Fax number:	+27 11 295 3902

Marked for the attention of:	Head of Transaction Management - transmanage@nedbank.com Arlene Russell – ArleneRu@Nedbankcapital.co.za Greg Webber – GregW@nedbankcapital.co.za

(6)	in the case of HSBC Bank plc – Johannesburg Branch (registered as an external company in South Africa) in its capacity as an Original Lender and Original Hedge Provider:

Physical address:	2 Exchange Square

85 Maude Street

Sandown, Sandton

2196

Fax number:	+27 (0)11 676 4661

Marked for the attention of:	Nick Job

(7)	in the case of HSBC Bank plc in its capacity as Original Hedge Provider:

Physical address:	8 Canada Square, London, E14 5HQ

Fax number:	00 44 207 992 4457

Marked for the attention of:	Swaps & Derivatives Processing
with copy to:

Physical address:	8 Canada Square, London, E14 5HQ

Fax number:	00 44 207 991 4379

Marked for the attention of:	Global Banking and Markets Legal - General Counsel

(8)	in the case of JPMorgan Chase Bank N.A. London Branch in its capacity as an Original Lender:

Physical address:	Canary Wharf, Floor 24
25 Bank Street
London, E14 5JP

Fax number:	N/A

Marked for the attention of:	Regis Castro – regis.castro@jpmorgan.com

(9)	in the case of Caterpillar Financial Services Corporation in its capacity as Original Lender:

Physical address:	2120 West End Avenue
Nashville, TN 37203
USA

Fax number:	001 615.341.8583

Marked for the attention of:	Chuck Shupe, Global Portfolio Manager – Mining - Chuck.Shupe@cat.com
with a copy to:
Caterpillar Financial SARL
Muehlebachstrasse 43

CH-8008 Zurich
Facsimile: 0041 43 222 61 40
Email to Marc.Nanninga@cat.com – Portfolio Manager

(10)	in the case of State Bank of India (acting through its Johannesburg branch) in its capacity as an Original Lender:

Physical address:	State Bank of India, 3rd Floor, The Mall Offices, Rosebank Mall, 11, Cradock Avenue, Rosebank, 2196

Fax number:	011-7886769

Marked for the attention of:	Mr. Madhu Ramankutty

(11)	in the case of Bank of China (acting through its Johannesburg branch) in its capacity as an Original Lender:

Physical address:	14th - 16th Floors, Alice Lane Towers, 15 Alice Lane, Sandton, 2146

Fax number:	011 520 9685

Marked for the attention of:	credit@boc.co.za

(12)	in the case of Citibank, N.A - Johannesburg Branch in its capacity as an Original Lender:

Physical address:	145 West Street, Sandton, 2196

Fax number:	Damien.Olsen@citi.com

Marked for the attention of:	Damien Olsen

(13)	in the case of any other Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party, or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

30.3	Domicilia

(1)
Each of the Parties, other than Abelle Limited, Aurora Gold Limited, Aurora Gold (Wafi) Proprietary Limited, Harmony Gold (PNG Services) Proprietary Limited, Morobe Consolidated Goldfields Limited, Wafi Mining Limited and Morobe Exploration Limited, chooses its physical address provided under or in connection with clause 30.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in South Africa in connection with this Agreement or any other Finance Document may be served.

(2)
Each of Abelle Limited, Aurora Gold Limited, Aurora Gold (Wafi) Proprietary Limited, Harmony Gold (PNG Services) Proprietary Limited, Morobe Consolidated Goldfields Limited, Wafi Mining Limited and Morobe Exploration Limited, chooses the physical address of the Borrower provided under or in connection with clause 30.2 (Addresses) as its domicilium citandi et executandi at which documents in legal proceedings in

South Africa in connection with this Agreement or any other Finance Document may be served.

(3)
Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa, provided that any such change shall only be effective on the 14th day after deemed receipt of the notice by the other Parties pursuant to clause 30.4 (Delivery).

30.4	Delivery

(1)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will:

(a)	if by way of fax, be deemed to have been received on the first Business Day following the date of transmission provided that the fax is received in legible form;

(b)	if delivered by hand, be deemed to have been received at the time of delivery; and

(c)	if by way of courier service, be deemed to have been received on the seventh Business Day following the date of such sending, and provided, if a particular department or officer is specified as part of its address details provided under clause 30.2 (Addresses), if such communication or document is addressed to that department or officer, unless the contrary is proved.

(2)
Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent's signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(3)	All notices from or to an Obligor shall be sent through the Facility Agent.

(4)	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

30.5	Notification of address and fax number
Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to clause 30.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

30.6	Electronic communication

(1)
Any communication to be made between the Facility Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent and the relevant Lender:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

(2)
Any electronic communication made between the Facility Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.

30.7	English language
Any notice or other document given under or in connection with any Finance Document must be in English.

30.8	No PPSA and/or the PPSA-PNG notices unless mandatory
A Finance Party need not give any notice under the PPSA and/or the PPSA-PNG (including a notice of a verification statement) unless the notice is required by the PPSA and/or the PPSA-PNG and cannot be excluded.

30.9	Communication when Agent is Impaired Facility Agent
If the Facility Agent is an Impaired Facility Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Facility Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

31	Calculations and certificates

31.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

31.2	Certificates and Determinations
Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

31.3	Day count convention
Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (irrespective of whether the year in question is a leap year).

32	Partial invalidity
If, at any time, any provision of the Finance Documents is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term inoperable in this clause 32 shall include, without limitation, inoperable by way of suspension or cancellation.

33	Remedies and waivers
No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34	Amendments and waivers

34.1	Required consents

(1)
Subject to clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(2)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this clause.

(3)	No amendment or waiver contemplated by this clause 34 shall be of any force or effect unless in writing and signed by or on behalf of the relevant Parties.

34.2	Exceptions

(1)	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of Majority Lenders in clause 1.1 (Definitions);

(b)	a change to the date of payment of any amount under the Finance Documents;

(c)	a reduction in the Applicable Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase in or an extension of any Commitment;

(e)	a change to the Borrower or any Guarantors other than in accordance with clause 24 (Changes to the Obligors);

(f)	any provision which expressly requires the consent of all the Lenders;

(g)	clause 2.2 (Finance Parties’ rights and obligations);

(h)	clause 3.1 (Purpose);

(i)	clause 12.3 (Tax indemnity);

(j)	clause 13 (Increased costs);

(k)	the nature or scope of the guarantee and indemnity granted under clause 17 (Guarantee and indemnity);

(l)	clause 23 (Changes to the Lenders);

(m)	clause 44 (Governing law);

(n)	clause 45 (jurisdiction), or

(o)	the nature and scope of the Transaction Security;
shall not be made without the prior consent of all the Lenders.

(2)
An amendment or waiver which relates to the rights or obligations of the Facility Agent or the Coordinators (each in their capacity as such) may not be effected without the consent of the Facility Agent or, as the case may be, the Coordinators.

34.3	Replacement of Lender

(1)	If:

(a)	any Lender becomes a Non-Consenting Lender (as defined in clause 34.3(4) below) or a Defaulting Lender; or

(b)
an Obligor becomes obliged to repay any amount in accordance with clause 7.1 (Illegality) or to pay additional amounts pursuant to clause 13.1 (Increased costs), clause 12.2 (Tax gross-up) or clause 12.3 (Tax indemnity) to any Lender, then the Borrower may, on five Business Days' prior written notice to the Facility Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under the Finance Documents to a Lender or other bank, financial institution, trust, fund or other entity (Replacement Lender) selected by the Borrower, which is acceptable to the Facility Agent and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Breakage Costs and other amounts payable in relation thereto under the Finance Documents.

(2)	The replacement of a Lender pursuant to this clause 34.3 shall be subject to the following conditions:

(a)	the Borrower shall have no right to replace the Facility Agent;

(b)	neither the Facility Agent nor the Lender or the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender;

(c)
in the event of a replacement of a Non-Consenting Lender or a Defaulting Lender such replacement must take place no later than ten Business Days after the date on which that Lender is deemed a Non-Consenting Lender and in the case of a Defaulting Lender, after the notice referred in 34.3(1);

(d)	in no event shall the Lender replaced under this clause 34.3 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(e)
the Lender shall only be obliged to transfer its rights and obligations pursuant to clause 34.3(1) above once it is satisfied that it has complied with all necessary know your customer or other similar checks under all applicable laws and regulations in relation to that transfer.

(3)
A Lender shall perform the checks described in clause 34.3(2)(e) above as soon as reasonably practicable following delivery of a notice referred to in clause 34.3(1) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

(4)	In the event that:

(a)
the Borrower or the Facility Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(b)	the consent, waiver or amendment in question requires the approval of all the Lenders; and

(c)
Lenders whose Commitments aggregate, in the case of a consent, waiver or amendment requiring the approval of all the Lenders, more than 80% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 80% of the Total Commitments prior to that reduction), have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a Non-Consenting Lender.

34.4	Disenfranchisement of Defaulting Lenders

(1)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(a)	the Majority Lenders; or

(b)	whether:

(i)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility/ies; or

(ii)	the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitments under the relevant Facility/ies will be reduced by the amount of its Available Commitments under the relevant Facility/ies and, to the extent that that reduction results in that Defaulting Lender's Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs 34.4(1)(a) and 34.4(1)(b) above.

(2)	For the purposes of this clause 34.4, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(a)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender;

(b)
any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs 1.1(35)(a), 1.1(35)(b), 1.1(35)(c) or 1.1(35)(c)(ii) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

35	Confidentiality

35.1	Confidential Information
Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 35.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

35.2	Disclosure of Confidential Information
Any Finance Party may disclose:

(1)
to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this clause 35.2(1) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(2)	to any other person:

(a)
    to (or through) whom it Transfers (or may potentially Transfer) all or any of its rights and obligations under this Agreement and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(b)
    with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation or other credit participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(c)
    appointed by any Finance Party or by a person to whom clause 35.2(2)(a) or clause 35.2(2)(b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in clause 35.2(2)(a) or clause 35.2(2)(b) above;

(e)
to whom information is required (or which a Finance Party reasonably believes is required) or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (except this clause does not permit a Finance Party to disclose any information of the kind referred to in section 275(1) of the PPSA unless section 275(7) of the PPSA applies);

(f)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(g)	who is a Party; or

(h)	with the consent of the Borrower,
in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)
    in relation to clauses 35.2(2)(a), 35.2(2)(b) or 35.2(2)(c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)
in relation to clause 35.2(2)(d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(iii)
    in relation to clause 35.2(2)(e) or clause 35.2(2)(f) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

if any person to whom the Confidential Information is to be given pursuant to this clause 35.2(2) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

(3)
to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

35.3	Entire agreement
This clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.4	Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

35.5	Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(1)
of the circumstances of any disclosure of Confidential Information made pursuant to clause 35.2(2)(e) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and

(2)	upon becoming aware that Confidential Information has been disclosed in breach of this clause 35.

35.6	Continuing obligations
The obligations in this clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(1)
the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(2)	the date on which such Finance Party otherwise ceases to be a Finance Party.

36	Confidentiality of Funding Rates and Reference Bank Quotations

36.1	Confidentiality and disclosure

(1)
The Facility Agent and the Borrower agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by clauses 36.1(2), 36.1(3) and 36.1(4) below.

(2)	The Facility Agent may disclose:

(a)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to clause 8.4 (Notification of rates of interest); and

(b)
any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

(3)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and the Borrower may disclose any Funding Rate, to:

(a)
any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this clause 36.1(3)(a) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(b)
any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(c)
any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(d)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(4)
The Facility Agent's obligations in this clause 36 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under clause 8.4 (Notification of rates of interest), provided that (other than pursuant to clause 36.1(2)(a) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

36.2	Related obligations

(1)
The Facility Agent and the Borrower acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and the Borrower undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

(2)	The Facility Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(a)
of the circumstances of any disclosure made pursuant to clause 36.1(3)(b) above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that any information has been disclosed in breach of this clause 36.

37	Renunciation of benefits
Each Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi, non causa debiti, non numeratae pecuniae and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

38	Counterparts
Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

39	Waiver of immunity
Each Obligor irrevocably and unconditionally waives any right it may have to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

40	Sole agreement
The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

41	No implied terms
No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document.

42	Extensions and waivers
No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from any Finance Document and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from any Finance Document or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of any Finance Document.

43	Independent advice
Each Obligor acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of the Finance Documents and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each of the Obligors acknowledges that all of the provisions of each Finance Document and the restrictions therein contained are part of the overall intention of the Parties in connection with the Finance Documents.

SECTION 12
Governing law and enforcement

44	Governing law
This Agreement is governed by South African law.

45	Jurisdiction

45.1
The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from the Finance Documents (including a dispute relating to the existence, validity or termination of this Agreement (a Dispute).

45.2	The Parties agree that the court referred to above is the most appropriate and convenient court to settle Disputes and accordingly no Party will argue to the contrary.

45.3
This clause 45 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

46	Service of process
Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than the Borrower):

(1)	irrevocably appoints the Borrower, as its agent for service of process in relation to any proceedings before the courts of South Africa in connection with any Finance Document; and

(2)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process does not invalidate the proceedings concerned.

Schedule 1 - The Original Parties
Part I
The Original Obligors

Name of Borrower	Registration number (or equivalent, if any)
Harmony Gold Mining Company Limited	1950/038232/06

Name of Original Guarantor	Registration number (or equivalent, if any)
African Rainbow Minerals Gold Limited	1997/015869/06
Freegold (Harmony) Proprietary Limited (formerly known as ARMgold/Harmony Freegold Joint Venture Company Proprietary Limited)	2001/029602/07
Randfontein Estates Limited	1889/000251/06
Avgold Limited	1990/007025/06
Harmony Copper Limited	2014/121930/06
Aurora Gold (Wafi) Pty. Ltd.	Australian Business Number 29 100 237 741
Harmony Gold (PNG Services) Pty Limited	Australian Business Number 23 083 828 853
Aurora Gold Limited	Australian Business Number 82 006 568 850
Abelle Limited	Australian Business Number 69 087 480 902

Part II
The Original Lenders:

Name of Original Lender	Title	Facility A Commitment (USD)	Facility B Commitment (USD)
Nedbank Limited (acting through its Corporate and Investment Banking division)	Coordinators, Bookrunners, Mandated Lead Arranger	25 000 000	25 000 000
Absa Bank Limited (acting through its Corporate and Investment Banking division)	Coordinators, Bookrunners, Mandated Lead Arranger	47 500 000	47 500 000
JPMorgan Chase Bank N.A. London Branch	and J.P. Morgan Securities plc as Mandated Lead Arranger	35 000 000	35 000 000
Caterpillar Financial Services Corporation	Lead Arranger	22 500 000	22 500 000
HSBC Bank plc - Johannesburg Branch (registered as an external company in South Africa)	Arranger	15 000 000	15 000 000
State Bank of India (acting through its Johannesburg Branch)	Arranger	12 500 000	12 500 000
Bank of China (acting through its Johannesburg Branch)	Arranger	7 500 000	7 500 000
Citibank, N.A - Johannesburg Branch (registered as an external company in South Africa)	Arranger	10 000 000	10 000 000

Name of Original Hedge Provider
Nedbank Limited (acting through its Corporate and Investment Banking division)
Absa Bank Limited (acting through its Corporate and Investment Banking division)
JPMorgan Chase Bank, N.A.
HSBC Bank plc - Johannesburg Branch (registered as an external company in South Africa)
HSBC Bank plc

Schedule 2     - Conditions Precedent
Part I
Conditions Precedent to first Utilisation to be provided by Original Obligors

1	Constitutional Documents and corporate authorisations

1.1	A copy of the constitutional documents of each Original Obligor.

1.2	A copy of a resolution of the board of directors of each Original Obligor:

(1)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(2)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(3)
authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(4)	as may be required to comply with Section 45 and 46 of the Companies Act or any provision of any applicable company legislation and regulations in Australia or Papua New Guinea.

1.3	A specimen of the signature of each person authorised by the resolution referred to in clause 1.2(2) above.

1.4
To the extent required with reference to the constitutional documents of an Obligor or by law (including under Section 45 and 46 of the Companies Act), a copy of a resolution duly passed by the holders of the issued shares of that Obligor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Obligor is a party.

1.5
A certificate from each Original Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

1.6
A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

2	Finance Documents other than Security Documents

2.1	This Agreement duly executed by the members of the Group expressed to be a party to this Agreement.

2.2	The Mandate Letter duly executed by the Borrower.

2.3	Each Fee Letter duly executed by the Borrower.

2.4	The Flow of Funds Agreement duly executed by the parties thereto.

2.5	The Australian-law governed document entitled “Third Deed of variation and confirmation of Australian securities – Harmony Gold Mining” between Aurora Gold Ltd, Aurora Gold (Wafi)

Pty. Ltd. and Harmony Gold (PNG Services) Pty Limited (as security providers) and Nedbank Limited (as security trustee).

2.6
The PNG-law governed document entitled “Third Deed of variation and confirmation of PNG securities – Harmony Gold Mining” between Aurora Gold (Wafi) Pty. Ltd. and Harmony Gold (PNG Services) Pty Limited (as security providers) and Nedbank Limited (as security trustee).

2.7
The Australian-law governed document entitled “Second Coordination Deed – Harmony Security Trust Deed” between the Borrower, the financial institutions listed in part I of schedule 1 of that document (as USD lenders), Nedbank Limited (as ZAR lender, USD facility agent, ZAR facility agent and security trustee) and the hedge providers listed in part II of schedule 1 of that document (as hedge providers).

3	Security Documents

3.1
A second amended and restated cession in security and pledge in favour of the Lenders governed by the laws of South Africa by the Borrower in respect of the shares and loan claims held by it in the Original Guarantors incorporated in South Africa including the delivery of any and all documents required in connection with such Security which shall include share certificates, signed and undated transfer forms in blank as to transferee and resolutions by the board of directors of the relevant member of the Group whose shares are given as Transaction Security and resolving to give effect to any transfer of such shares following enforcement of such Transaction Security (as amended pursuant to the provisions of this Agreement).

3.2
A second amended and restated cession in security and pledge in favour of the Lenders governed by the laws of South Africa by African Rainbow Minerals Gold Limited in respect of the shares and loan claims held by it in respect of the Original Guarantors incorporated in South Africa including the delivery of any and all documents required in connection with such Security which shall include share certificates, signed and undated transfer forms in blank as to transferee and resolutions by the board of directors of the relevant member of the Group whose shares are given as Transaction Security and resolving to give effect to any transfer of such shares following enforcement of such Transaction Security (as amended pursuant to the provisions of this Agreement).

3.3
The Australian-law governed document entitled “Specific security deed (marketable securities) – Aurora Gold” between Aurora Gold Ltd (as security provider) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold Ltd grants a security interest in respect of its shareholding in Aurora Gold (Wafi) Pty. Ltd. and Harmony Gold (PNG Services) Pty Limited and the benefit of any shareholder loans payable by those companies.

3.4
The PNG-law governed document entitled “Specific security deed – Aurora Gold (Wafi) Pty. Ltd.” between Aurora Gold (Wafi) Pty. Ltd. (as security provider) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold (Wafi) Pty. Ltd. grants a security interest in respect of its shareholding in Wafi Mining Limited and the benefit of any shareholder loans payable by that company.

3.5
The Australian-law governed document entitled “Featherweight security deed – Harmony Gold Group” between Aurora Gold (Wafi) Pty. Ltd., Harmony Gold (PNG Services) Pty Limited and Aurora Gold Ltd (as security providers) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold (Wafi) Pty. Ltd., Harmony Gold (PNG Services) Pty Limited and Aurora Gold Ltd grant a security interest in the Collateral (as defined therein).

3.6
The PNG-law governed document entitled “Specific security deed – Harmony Gold (PNG Services)” between Harmony Gold (PNG Services) Pty Limited (as security provider) and Nedbank Limited (as security trustee) pursuant to which Harmony Gold (PNG Services) Pty Limited grants a security interest in respect of its shareholding in Morobe Exploration Limited and Morobe Consolidated Goldfields Limited and the benefit of any shareholder loans payable by those companies.

3.7
All documents and evidence required, pursuant to the terms of any of the Security Documents, to be delivered promptly upon execution of such Security Document or otherwise prior to the first Utilisation Date. Such documents and evidence include originals of all required notices, share certificates and blank share transfer forms.

3.8
All filings and registrations in relation to the Security Documents that are required and capable of being made under applicable laws, including any registrations of the Security Documents on the PPSR, PPSR PNG or the relevant companies register in Papua New Guinea (where relevant).

4	Legal opinions

4.1
A legal opinion of Norton Rose Fulbright South Africa, legal advisers to the Coordinators and the Facility Agent in South Africa, in a form acceptable to each Original Lender, in respect of the legality, validity and enforceability of this Agreement, the Intercreditor Agreement and the South African law governed Security Documents.

4.2
A legal opinion of Norton Rose Fulbright Australia, legal advisers to the Coordinators and the Facility Agent in Australia, in a form acceptable to each Original Lender, in respect of the legality, validity and enforceability of the Australian law governed Security Documents.

4.3
A legal opinion of Norton Rose Fulbright Papua New Guinea, legal advisers to the Coordinators and the Facility Agent in Papua New Guinea, in a form acceptable to each Original Lender, in respect of the legality, validity and enforceability of the Papua New Guinean law governed Security Documents.

4.4
A legal opinion of Cliffe Dekker Hofmeyr, legal advisers to the Original Obligors in South Africa, in a form acceptable to each Original Lender, in respect of the capacity, power and authority of each South African Obligor to enter into the Finance Documents to which it is a party.

4.5
A legal opinion of Ashurst Australia, legal advisers to the Original Obligors in Australia, in a form acceptable to each Original Lender, in respect of the capacity, power and authority of each Australian Obligor to enter into the Finance Documents to which it is a party.

4.6
A legal opinion of Ashurst PNG, legal advisers to the Original Obligors in Papua New Guinea, in a form acceptable to each Original Lender, in respect of the capacity, power and authority of each Papua New Guinean Obligors to enter into the Finance Documents to which it is a party.

5	Other documents and evidence

5.1
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document, including but not limited to:

(1)	any approvals required from the Financial Surveillance Department of the South African Reserve Bank;

(2)	any approvals required from the Bank of Papua New Guinea.

5.2	The Original Financial Statements of each Original Obligor.

5.3	Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 11 (Fees) and clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

5.4
Such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any other Finance Party) in order for the Facility Agent and each other Finance Party to carry out and be satisfied it has complied with all necessary know your customer or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the Finance Documents.

5.5	A copy of the Intercreditor Agreement duly executed by each of the Secured Parties.

5.6	Confirmation from the Original Lenders that there has not been a Pre-Financial Close Material Adverse Change.

5.7	Each Original Lender has provided the Facility Agent with all such necessary documentation and other evidence as is reasonably requested by the Facility Agent.

6	Accession of Identified PNG Parties
Evidence to the satisfaction of the Facility Agent that the Identified PNG Parties have acceded to this Agreement as Additional Guarantors in accordance with the provisions of clause 24.2 (Additional Guarantors).

Part II
Conditions Precedent required to be delivered by each Identified PNG Party to become an Additional Guarantor

1	An Accession Letter, duly executed by the Identified PNG Party and the Borrower.

2	A copy of the constitutional documents of the Identified PNG Party.

3	A copy of a resolution of the board of directors of the Identified PNG Party:

(1)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(2)	authorising a specified person or persons to execute the Accession Letter on its behalf;

(3)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents; and

(4)	as may be required to comply with any provision of any applicable company legislation and regulations in Papua New Guinea.

4	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5
To the extent required with reference to the constitutional documents of an Identified PNG Party or by law, a copy of a resolution duly passed by the holders of the issued shares of that Identified PNG Party, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Identified PNG Party is a party.

6
A certificate of the Identified PNG Party (signed by a director) confirming that guaranteeing, as appropriate, the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

7
A certificate of an authorised signatory of the Identified PNG Party certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9	If available, the latest audited financial statements of the Identified PNG Party.

10
A legal opinion of Norton Rose Fulbright South Africa, legal advisers to the Coordinators and the Facility Agent in South Africa dealing with, amongst others, the legality, validity and enforceability of the Accession Letter.

11	A legal opinion of the legal advisers to the Finance Parties in Papua New Guinea dealing with, amongst others, the legality, validity and enforceability of the Accession Letter.

12
A legal opinion of the legal advisers to the Original Obligors and the Identified PNG Parties in Papua New Guinea dealing with, amongst others, the due incorporation, capacity, power and authority of the Identified PNG Party in relation to the Accession Letter and the Finance Documents to which it is a party.

13
A letter from the Bank of Papua New Guinea in accordance with the Central Banking (Foreign Exchange and Gold) Regulation approving the terms of, and the transactions contemplated by the Accession Letter and the Finance Documents and authorising the Identified PNG Party to execute the Accession Letter.

Part III
Conditions Precedent required to be delivered by an Additional Guarantor

1	An Accession Letter, duly executed by the Additional Guarantor and the Borrower.

2	A copy of the constitutional documents of the Additional Guarantor.

3	A copy of a resolution of the board of directors of the Additional Guarantor:

(1)	approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter;

(2)	authorising a specified person or persons to execute the Accession Letter on its behalf;

(3)
authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents; and

(4)	as may be required to comply with Section 45 and 46 of the Companies Act or any provision of any applicable company legislation and regulations in Australia or Papua New Guinea.

4	A specimen of the signature of each person authorised by the resolution referred to in clause 3 above.

5
To the extent required with reference to the constitutional documents of an Additional Guarantor or by law (including under Section 45 and 46 of the Companies Act), a copy of a resolution duly passed by the holders of the issued shares of that Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which that Additional Guarantor is a party.

6
A certificate of the Additional Guarantor (signed by a director) confirming that guaranteeing, as appropriate, the Total Commitments would not cause any guaranteeing or similar limit binding on it to be exceeded.

7
A certificate of an authorised signatory of the Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter.

8
A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document.

9	If available, the latest audited financial statements of the Additional Guarantor.

10	A legal opinion of Norton Rose Fulbright South Africa, legal advisers to the Coordinators and the Facility Agent in South Africa.

11	A legal opinion of Cliffe Dekker Hofmeyr, legal advisers to the Original Obligors and the Additional Guarantor in South Africa.

12
If the Additional Guarantor is incorporated in a jurisdiction other than South Africa, a legal opinion of the legal advisers to the Coordinators and the Facility Agent in the jurisdiction in which the Additional Guarantor is incorporated.

13
If the Additional Guarantor is incorporated in a jurisdiction other than South Africa, a legal opinion of the legal advisers to the Original Obligors and the Additional Guarantor in the jurisdiction in which the Additional Guarantor is incorporated.

Schedule 3     – Form of Utilisation Request

From:    [Borrower]
To:    [Facility Agent]
Dated    [ ]
Dear Sirs
[Borrower] – [ ] Facility Agreement
dated [ ] (the Agreement)

14	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

15	We wish to borrow a Loan on the following terms:

Facility to be utilised:	[Facility A/Facility B]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Amount:	USD [ ] or, if less, the Available Facility

16	We confirm that each condition specified in clause 4.2 (Conditions precedent to Utilisations generally) is satisfied on the date of this Utilisation Request.

17	The proceeds of this Loan should be credited to [account].

18	The Interest Period for this Loan is [3/6] Months.

19	This Utilisation Request is irrevocable.
Yours faithfully

…………………………………
authorised signatory for
[Borrower]

Schedule 4     - Form of Transfer Certificate

To:    [ ] as Facility Agent
From:    [The Existing Lender] (the Existing Lender) and [The new Lender] (the New Lender)
Dated:
[Borrower] – [ ] Facility Agreement
dated [ ] (the Agreement)

1
We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2	We refer to clause 23.4 (Procedure for Transfer):

(1)
The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by cession and delegation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with clause 23.4 (Procedure for Transfer).

(2)	The proposed Transfer Date is [ ].

(3)
The Facility Office and address through which the New Lender will perform its obligations, fax number and attention details for notices of the New Lender for the purposes of clause 30.2 (Addresses) are set out in the Schedule.

3	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in clause 23.3(3) (Limitation of responsibility of Existing Lenders).

4	The New Lender agrees that it shall assume the same obligations towards each other Finance Party under the Finance Documents as if it had been an Original Lender.

5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6	This Transfer Certificate is governed by South African law.

7	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Annexure - Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office, address, fax number and attention details for notices and account details for payments,]

[Existing Lender]                [New Lender]
By:                        By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [                     ].
[Facility Agent]
By:

Schedule 5     - Form of Accession Letter

To:    [ ] as Facility Agent
From:    [Subsidiary] and [Borrower]
Dated:
Dear Sirs
[Borrower] – [ ] Facility Agreement
dated [ ] (the Agreement)

1	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2
[Subsidiary] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor pursuant to clause 24.2 (Additional Guarantors) of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

(1)	[Subsidiary's] administrative details are as follows:
Address:
Fax No:
Attention:

(2)	This Accession Letter is governed by South African law.
[Borrower]            [Subsidiary]

Schedule 6     - Form of Resignation Letter

To:    [ ] as Facility Agent
From:    [resigning Obligor] and [Borrower]
Dated:
Dear Sirs

[Borrower] – [ ] Facility Agreement
dated [ ] (the Agreement)

1	We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2	Pursuant to clause 24.4 (Resignation of a Guarantor), we request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3	We confirm that:

(1)	no Default is continuing or would result from the acceptance of this request; and

(2)	[ ]

4	This Resignation Letter is governed by South African law.
[Borrower]                [Subsidiary]
By:                    By:

Schedule 7     - Form of Compliance Certificate

To:     [ ] as Facility Agent
From:    [Borrower]
Dated:
Dear Sirs

[Borrower] – [ ] Facility Agreement
dated [ ] (the Agreement)

1
We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2	We confirm that: [Insert details of covenants to be certified with reference to clause 20.1(Financial Covenants)]

3	[We confirm that no Default is continuing.]

Signed:        …............            …............
Director                Director
Of                Of
[Borrower]            [Borrower]

[insert applicable certification language]

…..................
for and on behalf of
[name of auditors of the Borrower]

Schedule 8    : Part A - Existing Security

Name of Group Member	Security	Total Principal Amount of Indebtedness Secured at Signature Date
Harmony Gold Mining Co Ltd	Agreement for Sale of Interest in Royalty Deed dated 10 November 2008 between the Borrower, Abelle Limited, Wafi Mining Limited and Rio Tinto Limited (ABE0063003)(WAF0002013)	Contingent Liability (Deferred Cash Consideration of US$10,000,000 payable on occurrence of decision to mine/commencement of infrastructure construction)
Wafi Mining Ltd	Deed of Extinguishment of Royalty - Wafi Golpu Project dd 16 February 2009 between Wafi Mining Limited and the Borrower (WAF0002015)	Contingent Liability (Payment by Wafi Mining Limited to the Borrower of US$10,000,000 within 21 days after payment by the Borrower of Deferred Cash Consideration to Rio Tinto)
46.2

Schedule 8: Part B - Existing Security

Name of Group Member	Security
Annual Letters of Comfort by the Borrower in favour of each member of the Group registered in Australia and Papua New Guinea

Deed of Guarantee dated 1 December 2007 between the Borrower and Orica Australia Pty Limited whereby the Borrower guarantees obligations of Morobe Consolidated Goldfields Limited under its sodium cyanide supply agreement with Orica Australia Pty Limited (MOR0119002)

Harmony Gold Securities Pty Limited	Deed of Cross Guarantee (Class Order 98/1418) dated 26 June 2003 (HAU0005001)(HGS0002001)
Harmony Gold W.A. Pty Limited	Deed of Cross Guarantee (Class Order 98/1418) dated 26 June 2003 (HAU0005001)(HWA0002001)
Harmony Gold Operations Limited	Deed of Cross Guarantee (Class Order 98/1418) dated 26 June 2003 (HAU0005001) (HGO0065001)
New Hampton Goldfields Limited	Deed of Cross Guarantee (Class Order 98/1418) dated 26 June 2003 (HAU0005001)(NHG0306001)
South Kal Mines Pty Limited	Deed of Cross Guarantee (Class Order 98/1418) dated 26 June 2003 (HAU0005001)(SKM0086001)
Vadessa Pty Limited	Deed of Cross Guarantee (Class Order 98/1418) dated 26 June 2003 (HAU0005001)(VAD0004001)
Harmony Gold (PNG Services) Pty Ltd
Lease security for leased premises at Level 2, 189 Coronation Drive, Milton, Queensland between Harmony Gold (PNG Services) Pty Limited and Madad Property Pty Limited per Banker’s Undertaking dated 13 March 2017 given by Westpac Banking Corporation to Madad Property Pty Limited (Maximum liability: AU$ 234575.00)

Wafi Mining Ltd
All Securities arising under or pursuant to the Wafi-Golpu Joint Venture Agreement, including without limitation:
Deed of Cross Charge executed pursuant to clause 11.1 thereof)(see below); and
Trust in Sale provisions under clause 18.3 thereof.

Deed of Cross Charge dated 22 May 2008 between Wafi Mining Limited and Newcrest PNG 2 Limited (WAF0042001)
Morobe Exploration Ltd
All Securities arising under or pursuant to the Exploration Portfolio Joint Venture Agreement, including without limitation:
Deed of Cross Charge executed pursuant to clause 11.1 thereof) (see below) ; and
Trust in Sale provisions under clause 18.3 thereof.

Deed of Cross Charge dated 22 May 2008 between Morobe Consolidated Goldfields Limited, Wafi Mining Limited, Morobe Exploration Limited and Newcrest PNG 3 Limited (MOR0101002)(WAF0038002)(MEL0005002)

Schedule 9     - Timetables

Delivery of a duly completed Utilisation Request (clause 5.1 (Delivery of a Utilisation Request)	as of 11am Johannesburg time on the date which is seven Business Days prior to the proposed Utilisation Date
Facility Agent notifies the Lenders of the Loan in accordance with clause 5.4 (Lenders' participation)	as of 11am Johannesburg time on the date which is five Business Days prior to the proposed Utilisation Date
LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

Schedule 10     - Disclosed Potential Environmental Claim
Hidden Valley Joint Venture – Watut River claim/litigation.
A legal claim against Harmony Gold (PNG Services) Limited and 5 other defendants was filed in the National Court of Justice at Lae, Papua New Guinea on 14 December 2010 by Mr Sam Basil, Member for Bulolo in PNG (Plaintiff).
The legal claim is brought in the Plaintiff's personal capacity as well as on behalf of a list of 110 named customary landowners residing in the Upper Watut, Mumeng and Wampar Local Level Government Areas of the Morobe Province of PNG.  The claim:

1	is brought on the basis of private and public nuisance and negligence:

2
seeks unspecified damages for impacts on customary land and water rights of the 110 landholders caused by the alleged release of waste rock and overburden in the Watut River by the defendants operation of the Hidden Valley Mine;

3
claims impacts such as the sedimentation of the Watut River, dieback of vegetation, damage to plant life, fish and humans from acid forming materials contained within the waste rock, loss of river transport, gardens and cash crops;

4
asserts that the impacts caused by the release of materials was due to negligent or poor management actions of Harmony and the other defendants with respect to the Hidden Valley Mine, including the failure to build adequate waste rock dumps, sedimentation dams and tailings storage facilities;

5
seeks damages, injunction to stop the further release of materials and operation of the mine until problems are resolved, and a declaration that the Plaintiffs are required to be consulted about erosion control on the Hidden Valley Mine.

A defence was filed in the Court in February 2011 on behalf of Morobe Consolidated Goldfields Ltd and Hidden Valley Services Limited.  Steps have been taken in an attempt to have the proceedings discontinued against Harmony Gold (PNG Services) Limited as it was never served.  Other defendants to the action have also filed defences and motions to dismiss proceedings as abuse of process.
No further steps have been taken in the proceedings by either parties to date.
Potential environmental claims:
Dispute between the Group and Mr. Pitas in the Free State. Mr. Pitas had previously lodged an application to revoke one of the Group’s mining rights in the Free State and has claimed R45m damages, arising out of an alleged failure by the Group to comply with its rehabilitation obligations. Harmony has completed all the rehabilitation work required in terms of a court order obtained by Mr Pitas and do not expect any further demands in this regard.

Schedule 11     - Disclosed Loans
None.

Schedule 12     - Permitted Transferees

1 Local banks
Absa Bank Limited FirstRand Bank Limited The Standard Bank of South Africa Limited Nedbank Limited Investec Bank Limited Any fund managed and/or controlled by any of the aforesaid local banks
2 Foreign banks

ABN Amro Bank N.V.
Deutsche Bank Group AG
Standard Chartered Bank
Barclays Bank PLC
UBS
Citibank
SMBC (Sumitomo Mitsui Banking Corporation)
Fortis
Royal Bank of Scotland
HSBC Bank plc
Bank of China
Bank of Taiwan
China Construction Bank
China Development Bank
Industrial & Commercial Bank of China (ICBC)
Credit Agricole
Bank of Taiwan
BNP Paribas
West LB
Allied Irish
Societe Generale
Goldman Sachs
JPMorgan Chase Bank
Credit Suisse
Macquarie Bank
Westpac Banking Corporation
National Australia Bank
Australia and New Zealand Banking Group Limited
State Bank of India
Bank of America Merill Lynch
Natixis
The Bank of Tokyo-Mitsubishi Limited\
First Bank of Nigeria
Ecobank
Zenith Bank
Bank of South Pacific Limited
ICIC Bank
Caterpillar Financial Services Corporation

3 DFIs
African Development Bank
DEG – Deutsche Investitions- und Entwicklungsgesellschaft mbH
Emerging Africa Infrastructure Fund
European Investment Bank (EIB)
NEDERLANDSE FINANCIERINGS-MAATSCHAPPIJ VOOR ONTWIKKELINGSLANDEN N.V. (“FMO”)
International Finance Corporation (IFC)
Kreditanstalt fuer Wiederaufbau (KfW)
Kreditanstalt fuer Wiederaufbau – IPEX
OPEC Fund for International Development (OFID)
Development Bank of Southern Africa (DBSA)
Industrial Development Corporation (IDC)
Proparco
African Finance Corporation (AFC)
PTA Bank
Any fund managed and/or controlled by any of the aforesaid financial institutions

4 Other financial institutions

Old Mutual Specialised Finance (Proprietary) Limited
Old Mutual Life Assurance Company (South Africa) Limited
Sanlam Capital Markets Limited
Sanlam Life Insurance Limited
Futuregrowth Asset Management (Pty) Ltd
Liberty Group Limited
MMI Holdings Limited
Mergence Investment Managers (Pty) Ltd
Metropolitan Insurance Company Limited
Metropolitan Life Limited
Taquanta Asset Management
Coronation Fund Managers Limited
RMB Asset Management
Mezzanine Partners 1 GP (Proprietary) Limited
Titan Share Dealers (Proprietary) Limited
Venfin Share Dealers (Proprietary) Limited
Investec Asset Management (Proprietary) Limited
Public Investment Corporation
Absa Asset Managers
Stanlib
Vantage Capital Group (Proprietary) Limited
Prudential Portfolio Managers South Africa (Proprietary) Limited
Fairtree Asset Management
Saffron Asset Management
Cadiz Asset Management
Tantulum Asset Management
Atlantic Asset Management
Momentum Asset Managers
Hollard Group
Peregrine Holdings
Any fund managed and/or controlled by any of the aforesaid financial institutions. Any affiliates, subsidiaries or holding companies of and of the banks or financial institutions listed in this Schedule 12 and any trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

Schedule 13     - Companies to be Wound Up/Reorganised

1	To be de-registered/wound up (South Africa):

1.1	Harmony Gold Management Services Proprietary Limited

1.2	Potchefstroom Gold Holdings Proprietary Limited

1.3	Coreland Property Investment Company Proprietary Limited

1.4	Coreland Property Management Company Proprietary Limited

1.5	Potchefstroom Gold Areas Limited

1.6	Virginia Salvage Proprietary Limited

1.7	Harmony Engineering Proprietary Limited

1.8	Musuku Benefication Systems Proprietary Limited

1.9	Remaining Extent of Portion 15 Wildebeesfotein Proprietary Limited

1.10	Harmony Precision Casting Proprietary Limited

1.11	Harmony Pharmacies Proprietary Limited

2	To be de-registered/wound up (Australia and/or PNG):

2.1	New Hampton Goldfields Limited ACN 53 009 193 999

2.2	Harmony Gold Securities Pty Limited ACN 099 119 909

2.3	Harmony Gold W.A. Pty Limited ACN 099 119 918

2.4	Harmony Gold Operations Limited ACN 005 482 842

2.5	Vadessa Pty Limited ACN 078 235 097

2.6	South Kale Mines Pty Limited ACN 097 264 572

2.7	Harmony PNG 20 Limited 1-62603

Schedule 14    : Security Documents

1
the Australian-law governed document entitled “Specific security and featherweight security deed – Aurora Gold Ltd” between Aurora Gold Limited (as security provider) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold Limited grants a security interest in respect of its shareholding in Aurora Gold (Wafi) Pty. Ltd. and Harmony Gold (PNG Services) Pty Limited, as varied by the document entitled “Deed of variation and confirmation of Australian Securities – Harmony Gold Mining” dated 5 February 2015, as further varied by the document entitled “Second Deed of variation and confirmation of Australian Securities – Harmony Gold Mining” dated 24 January 2017, and as further varied pursuant to the transactions contemplated by this Agreement;

2
the PNG-law governed document entitled “Mortgage over shares and floating charge – Aurora Gold (Wafi) Pty Ltd” between Aurora Gold (Wafi) Pty. Ltd. (as security provider) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold (Wafi) Pty. Ltd. grants a security interest in respect of its shareholding in Wafi Mining Limited and the benefit of any shareholder loans payable by that company, as varied by the document entitled “Deed of variation and confirmation of PNG Securities – Harmony Gold Mining” dated 5 February 2015, as further varied by the document entitled “Second Deed of variation and confirmation of PNG Securities – Harmony Gold Mining” dated 24 January 2017, and as further varied pursuant to the transactions contemplated by this Agreement;

3
the Australian-law governed document entitled “Featherweight security deed – Aurora Gold (Wafi) Pty Ltd” between Aurora Gold (Wafi) Pty. Ltd. (as security provider) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold (Wafi) Pty. Ltd. grants a security interest in the Featherweight Collateral (as defined therein), as varied by the document entitled “Deed of variation and confirmation of Australian Securities – Harmony Gold Mining” dated 5 February 2015, as further varied by the document entitled “Second Deed of variation and confirmation of Australian Securities – Harmony Gold Mining” dated 24 January 2017, and as further varied pursuant to the transactions contemplated by this Agreement;

4
the PNG-law governed document entitled “Mortgage over shares and floating charge – Harmony Gold (PNG Services) Pty Limited” between Harmony Gold (PNG Services) Pty Limited (as security provider) and Nedbank Limited (as security trustee) pursuant to which Harmony Gold (PNG Services) Pty Limited grants a security interest in respect of its shareholding in Morobe Exploration Limited and Morobe Consolidated Goldfields Limited and the benefit of any shareholder loans payable by those companies, as varied by the document entitled “Deed of variation and confirmation of PNG Securities – Harmony Gold Mining” dated 5 February 2015, as further varied by the document entitled “Second Deed of variation and confirmation of PNG Securities – Harmony Gold Mining” dated 24 January 2017, and as further varied pursuant to the transactions contemplated by this Agreement;

5
the Australian-law governed document entitled “Featherweight security deed – Harmony Gold (PNG Services) Pty Limited” between Harmony Gold (PNG Services) Pty Limited (as security provider) and Nedbank Limited (as security trustee) pursuant to which Harmony Gold (PNG Services) Pty Limited grants a security interest in the Featherweight Collateral (as defined therein), as varied by the document titled “Deed of variation and confirmation of Australian Securities – Harmony Gold Mining” dated 5 February 2015, as further varied by the document titled “Second Deed of variation and confirmation of Australian Securities – Harmony Gold Mining” dated 24 January 2017, and as further varied pursuant to the transactions contemplated by this Agreement;

6
the Australian-law governed document entitled “Harmony Security Trust Deed” dated 12 September 2011 between Borrower, the financial institutions listed in part I of schedule 1 of that document (as original USD lenders), Nedbank Limited (as ZAR lender, USD facility agent,

ZAR facility agent and security trustee) and the hedge providers listed in part II of schedule 1 of that document (as hedge providers), as altered by the document entitled “Harmony Security Trust Deed – side letter” dated 20 December 2013, as further altered and restated by the document entitled “Coordination deed – Harmony Security Trust Deed” dated 5 February 2015, and as further altered and restated by the document entitled “Second Coordination deed – Harmony Security Trust Deed” dated on or about this date of this Agreement, and as otherwise altered, varied, amended or restated from time to time;

7
the Papua New Guinea-law governed document entitled “Mortgage over shares and floating charge – Harmony Gold (PNG Services) Pty Limited” dated 12 September 2011 between Harmony Gold (PNG Services) Pty Limited (as security provider) and Nedbank Limited (as security trustee) pursuant to which Harmony Gold (PNG Services) Pty Limited grants a security interest in favour of the Security Trustee in respect of its shareholding in Morobe Exploration Limited and Morobe Consolidated Goldfields Limited and the benefit of any shareholder loans payable by those companies, as such document may be amended, varied, modified or replaced from time to time;

8
the Papua New Guinea-law governed document entitled “Mortgage over shares and floating charge – Aurora Gold (Wafi) Pty Ltd” dated 12 September 2011 between Aurora Gold (Wafi) Pty. Ltd. (as security provider) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold (Wafi) Pty. Ltd. grants a security interest in favour of the Security Trustee in respect of its shareholding in Wafi Mining Limited and the benefit of any shareholder loans payable by that company, as such document may be amended, varied, modified or replaced from time to time;

9
the Australian-law governed document entitled “Featherweight charge – Aurora Gold (Wafi) Pty Ltd” dated 12 September 2011 between Aurora Gold (Wafi) Pty. Ltd. (as security provider) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold (Wafi) Pty. Ltd. grants a charge in favour of the Security Trustee in respect of the Featherweight Property (as defined therein), as such document may be amended, varied, modified or replaced from time to time;

10
the Australian-law governed document entitled “Featherweight charge – Harmony Gold (PNG Services) Pty Ltd” dated 12 September 2011 between Harmony Gold (PNG Services) Pty Limited (as security provider) and Nedbank Limited (as security trustee) pursuant to which Harmony Gold (PNG Services) Pty Limited grants a charge in favour of the Security Trustee in respect of the Featherweight Property (as defined therein), as such document may be amended, varied, modified or replaced from time to time; and

11
the Australian-law governed document entitled “Mortgage over shares and floating charge – Aurora Gold Ltd” dated 12 September 2011 between Aurora Gold Ltd (as security provider) and Nedbank Limited (as security trustee) pursuant to which Aurora Gold Ltd grants a security interest in favour of the Security Trustee in respect of its shareholding in Aurora Gold (Wafi) Pty. Ltd. and Harmony Gold (PNG Services) Pty Limited and the Charged Property (as defined therein), as such document may be amended, varied, modified or replaced from time to time.

Signature pages

Borrower

Signed at Randfontein on the 28th day of July 2017.
For and on behalf of
Harmony Gold Mining Company Limited

/s/ Peter William Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott_______________
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Original Guarantors

Signed at Randfontein on the 28th day of July 2017.
For and on behalf of
Freegold (Harmony) Proprietary Limited

/s/ Peter William Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott_______________
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed at Randfontein on the 28th day of July 2017.

For and on behalf of
Randfontein Estates Limited

/s/ Peter William Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott_______________
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed at Randfontein on the 28th day of July 2017.

For and on behalf of
Avgold Limited

/s/ Peter William Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott_______________
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed at Randfontein on the 28th day of July 2017.
For and on behalf of
African Rainbow Minerals Gold Limited

/s/ Peter William Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott_______________
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed at Randfontein on the 28th day of July 2017.
For and on behalf of
Harmony Copper Limited

/s/ Peter William Steenkamp_____
Name: Peter William Steenkamp
Capacity: Chief Executive Officer
Who warrants authority

/s/ Frank Abbott_______________
Name: Frank Abbott
Capacity: Financial Director
Who warrants authority

Signed by Aurora Gold (Wafi) Pty. Ltd.
ABN 29 100 237 741 in accordance with

section 127 of the Corporations Act 2001

at Randfontein on the 28th day of July 2017.

/s/ Frank Abbott_______________            /s/ Peter William Steenkamp_
Director/company secretary                Director

Frank Abbott_______________                Peter William Steenkamp_
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed by Harmony Gold (PNG Services) Pty Limited

ABN 23 03 828 853 in accordance with

section 127 of the Corporations Act 2001

at Randfontein on the 28th day of July 2017.

/s/ Frank Abbott_______________            /s/ Peter William Steenkamp_
Director/company secretary                Director

Frank Abbott_______________                Peter William Steenkamp_
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed by Aurora Gold Limited
ABN 82 006 568 850 in accordance with

section 127 of the Corporations Act 2001

at Randfontein on the 28th day of July 2017.

/s/ Frank Abbott_______________            /s/ Peter William Steenkamp_
Director/company secretary                Director

Frank Abbott_______________                Peter William Steenkamp_
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed by Abelle Limited
ABN 69 087 480 902 in accordance with

section 127 of the Corporations Act 2001

at Randfontein on the 28th day of July 2017.

/s/ Frank Abbott_______________            /s/ Peter William Steenkamp_
Director/company secretary                Director

Frank Abbott_______________                Peter William Steenkamp_
Name of director/company secretary            Name of director
(BLOCK LETTERS)                    (BLOCK LETTERS)

Signed at Sandton on the 28th day of July 2017.

For and on behalf of
Absa Bank Limited (acting through its Corporate and Investment Banking division)
(as Coordinator, Mandated Lead Arranger, Original Lender and Original Hedge Provider)

/s/ Anthony Sam_______________
Name: Anthony Sam
Capacity: Authorized Signatory
Who warrants authority

/s/ Gregory Cadewell___________
Name: Gregory Cadewell
Capacity: Authorized Signatory
Who warrants authority

Signed at Sandton on the 28th day of July 2017.

For and on behalf of
Nedbank Limited (acting through its Corporate and Investment Banking division)

(as Coordinator, Lead Arranger, Original Lender, Original Hedge Provider, Facility Agent, Security Trustee and Security Agent)

/s/ GL Webber_________________
Name: GL Webber
Capacity: Authorized Signatory
Who warrants authority

/s/ NJ Singh___________________
Name: NJ Singh
Capacity: Authorized Signatory
Who warrants authority

Signed at Johannesburg on the 28th day of July 2017.

For and on behalf of
HSBC Bank plc - Johannesburg Branch (registered as an external company in South Africa)
(as Arranger, Original Lender and Original Hedge Provider)

/s/ TI Marx____________________
Name: TI Marx
Capacity: Chief Risk Officer
Who warrants authority

____________________________
Name:
Capacity:
Who warrants authority

Signed at London on the 28th day of July 2017.

For and on behalf of
JPMorgan Chase Bank, N.A., London Branch
(as Original Lender)

/s/ Luke Rallan_________________
Name: Luke Rallan
Capacity: Vice President
Who warrants authority

Signed at London on the 28th day of July 2017.

For and on behalf of
JPMorgan Chase Bank, N.A.
(as Original Hedge Provider)

/s/ Luke Rallan_________________
Name: Luke Rallan
Capacity: Vice President
Who warrants authority

Signed at London on the 28th day of July 2017.

For and on behalf of
J.P. Morgan Securities plc
(as Mandated Lead Arranger)

/s/ Luke Rallan_________________
Name: Luke Rallan
Capacity: Vice President
Who warrants authority

Signed at Nashville on the 13th day of July 2017.

For and on behalf of
Caterpillar Financial Services Corporation
(as Lead Arranger and Original Lender)

/s/ Karen Johnson______________
Name: Karen Johnson
Capacity: Credit & Operations Manager
Who warrants authority

____________________________
Name:
Capacity:
Who warrants authority

Signed at Johannesburg on the 28th day of July 2017.

For and on behalf of
Citibank, N.A - Johannesburg Branch (registered as an external company in South Africa)
(as Arranger and Original Lender)

/s/ Roderick Peek_______________
Name: Roderick Peek
Capacity: Head: Corporate Bank South Africa
Who warrants authority

____________________________
Name:
Capacity:
Who warrants authority

Signed at Johannesburg on the 28th day of July 2017.

For and on behalf of
State Bank of India (acting through its Johannesburg Branch)
(as Arranger and Original Lender)

/s/ Madhu Ramankutty__________
Name: Madhu Ramankutty
Capacity: Manager (Credit)
Who warrants authority

____________________________
Name:
Capacity:
Who warrants authority

Signed at Sandton on the 28th day of July 2017.

For and on behalf of
Bank of China (acting through its Johannesburg Branch)
(as Arranger and Original Lender)

/s/ Annatjie Kruger______________
Name: Annatjie Kruger
Capacity: Senior Vice President - Head of Risk Management
Who warrants authority

/s/ Quanlei Liu__________________
Name: Quanlei Liu
Capacity: Senior Executive Vice President
Who warrants authority

Signed at London on the 28th day of July 2017.

For and on behalf of
HSBC Bank plc
(as Original Hedge Provider)

/s/ Jurgen Tulkens______________
Name: Jurgen Tulkens
Capacity: Authorized Signatory
Who warrants authority

____________________________
Name:
Capacity:
Who warrants authority